                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditors' Report...............................................    2

Consolidated Statements of Operations for the Years Ended
  December 31, 2004 and 2003 (Successor Company) and
  December 31, 2002 (Predecessor Company)..................................    3

Consolidated Balance Sheets at December 31, 2004 and 2003
  (Successor Company)......................................................    4

Consolidated Statements of Shareholders' Equity (Deficiency)
  as of December 31, 2004, 2003 and 2002 (Successor Company)...............    5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2004 and 2003 (Successor Company) and
  December 31, 2002 (Predecessor Company)..................................    6

Notes to Consolidated Financial Statements.................................    7

INDEPENDENT AUDITORS' REPORT

American Household, Inc.:

We have audited the accompanying consolidated balance sheets of American
Household, Inc. and subsidiaries (Successor Company consolidated balance sheets)
as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003 (Successor Company operations) and the year ended December 31, 2002 (Predecessor Company operations). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 10 to the consolidated financial statements, on November
27, 2002, the Bankruptcy Court entered an order confirming the plans of reorganization which became effective on December 18, 2002. Accordingly, the accompanying consolidated financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting by Entities in
Reorganization Under the Bankruptcy Code," for the Successor Company as a new
entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods.

In our opinion, the Successor Company consolidated financial statements present fairly, in all material respects, the financial position of American Household,
Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor Company consolidated financial statements referred to above present fairly, in all material respects, the Predecessor Company's results of operations and its cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 4 to the consolidated financial statements, the
Company changed its method of accounting for goodwill and other intangible assets in 2002 to conform to Statement of Financial Accounting Standards No.
142.

As discussed in Note 1 to the consolidated financial statements, the Company was acquired by Jarden Corporation on January 24, 2005.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 9, 2005

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,
                             (Amounts in thousands)

                                                                                                                Predecessor
                                                                                    Successor Company             Company
                                                                               ----------------------------     -----------
                                                                                   2004            2003            2002
                                                                               -----------     ------------     -----------

Net sales...................................................................   $ 1,817,288     $ 1,732,222      $ 1,726,093
Cost of goods sold..........................................................     1,263,994       1,253,916        1,247,947
                                                                               -----------     ------------     -----------

Gross margin................................................................       553,294         478,306          478,146

Selling, general and administrative expense.................................       459,764         455,087          451,230
Intangible and other asset impairment.......................................            --           6,335               --
Restructuring charges.......................................................        22,782          18,758              677
                                                                               -----------     ------------     -----------
Operating income (loss).....................................................        70,748          (1,874)          26,239

Interest expense, net (contractual interest and Debenture discount
  amortization of $193,030 for 2002, Note 10)...............................        19,760          22,101           17,380
Loss on early extinguishment of debt........................................         4,997              --               --
Other expense (income), net.................................................         7,108           6,992           (4,045)
                                                                               -----------     ------------     -----------
Income (loss) before reorganization items, income taxes, discontinued
  operations and cumulative effect of change in accounting principle........        38,883         (30,967)          12,904
                                                                               -----------     ------------     -----------
Reorganization items expense (income):
  Reorganization costs......................................................            --           2,493           13,679
  Forgiveness of debt.......................................................            --              --       (1,908,334)
  Fresh start accounting adjustments........................................            --              --          181,193
                                                                               -----------     ------------     -----------
                                                                                        --           2,493       (1,713,462)
                                                                               -----------     ------------     -----------
Income tax expense (benefit):
   Current..................................................................         8,776           4,021          (10,678)
   Deferred.................................................................        11,452           4,920           51,415
                                                                               -----------     ------------     -----------
                                                                                    20,228           8,941           40,737
                                                                               -----------     ------------     -----------
Income (loss) before discontinued operations and cumulative effect of
  change in accounting principle                                                    18,655         (42,401)       1,685,629

Loss from discontinued operations (Note 3)..................................       (53,093)         (2,272)          (6,557)
                                                                               -----------     ------------     -----------

(Loss) income before cumulative effect of change in accounting principle....       (34,438)        (44,673)       1,679,072

Cumulative effect of change in accounting principle, net of tax
  benefit of $97.5 million (Note 4)                                                     --              --         (170,751)
                                                                               -----------     ------------     -----------
Net (loss) income...........................................................   $   (34,438)    $   (44,673)     $ 1,508,321
                                                                               ===========     ============     ===========

                 See Notes to Consolidated Financial Statements.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)

                                                                                                     Successor Company
                                                                                               ------------------------------
                                                                                               December 31,      December 31,
                                                                                                   2004              2003
                                                                                               ------------      ------------
ASSETS

Current assets:
  Cash and cash equivalents...............................................................     $   46,309        $   37,867
  Restricted cash (Note 2)................................................................          2,936             1,818
  Receivables, net........................................................................        279,013           248,174
  Inventories.............................................................................        318,388           300,678
  Prepaid expenses, deferred income taxes and other current assets........................         65,354            40,958
  Assets of discontinued operations.......................................................             --            79,505
  Assets held for sale....................................................................          9,408            11,377
                                                                                               ------------      ------------
    Total current assets.................................................................         721,408           720,377

Property, plant and equipment, net.........................................................       179,700           188,537
Trademarks and patents, net................................................................       285,897           289,060
Reorganization value in excess of amounts allocable to identifiable assets.................            --             3,033
Other assets...............................................................................        14,860            16,050
                                                                                               ------------      ------------
                                                                                               $ 1,201,865       $1,217,057
                                                                                               ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term debt and current portion of long-term debt...................................     $    16,940       $   21,548
  Accounts payable........................................................................         154,865          101,884
  Other current liabilities...............................................................         218,674          236,747
  Liabilities of discontinued operations..................................................              --           28,249
                                                                                               ------------      ------------
    Total current liabilities............................................................          390,479          388,428

  Long-term debt, less current portion....................................................         100,817          154,589
  Other long-term liabilities.............................................................         165,252          176,876
  Deferred income taxes...................................................................          88,777           15,757

Commitments and contingencies (Notes 5 and 15)

Shareholders' equity:
  Successor common stock (31,724,796 shares issued and outstanding in 2004 and 2003)......             317              317
  Additional paid-in capital..............................................................         517,883          515,652
  Deferred compensation...................................................................            (303)          (1,060)
  Accumulated deficit.....................................................................         (79,111)         (44,673)
  Accumulated other comprehensive income..................................................          17,754           11,171
                                                                                               ------------      ------------
    Total shareholders' equity...........................................................          456,540          481,407
                                                                                               ------------      ------------
                                                                                               $ 1,201,865       $ 1,217,057
                                                                                               ============      ============

                 See Notes to Consolidated Financial Statements.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                             (Amounts in thousands)

                                                                                             Retained     Accumulated      Total
                                                                Additional                   Earnings        Other     Shareholders'
                                                     Common       Paid-In      Deferred    (Accumulated  Comprehensive    Equity
                                                      Stock       Capital    Compensation    Deficit)    Income (Loss)  (Deficiency)
                                                    ---------   -----------  ------------  ------------  -------------  ------------
Predecessor Company:
--------------------

Balance at December 31, 2001....................... $   1,074   $ 1,179,629  $        --   $ (2,689,024)  $   (99,771)  $(1,608,092)

Comprehensive income for the year ended
  December 31, 2002:
  Net income.......................................        --            --           --      1,508,321            --     1,508,321
  Minimum pension liability........................        --            --           --             --       (11,282)      (11,282)
  Translation adjustments..........................        --            --           --             --         4,576         4,576
                                                                                                                        ------------
     Comprehensive income..........................                                                                       1,501,615

Reorganization adjustments:
  Eliminate predecessor equity accounts in
    connection with fresh start reporting..........    (1,074)   (1,179,629)          --      1,180,703       106,477       106,477
                                                    ---------   -----------  ------------   -----------  -------------  ------------
Balance at December 31, 2002....................... $      --   $        --  $        --    $        --   $        --   $        --
                                                    =========   ===========  ============   ===========   ===========   ============
Successor Company:
------------------

Distribution of equity in accordance with
  the plan of reorganization:
  Issuance of new common stock..................... $     315   $   507,887  $        --    $        --   $        --   $   508,202
  Issuance of restricted stock.....................         2         2,723       (2,725)            --            --            --
                                                    ---------   -----------  ------------   -----------  -------------  ------------
Balance at December 31, 2002.......................       317       510,610       (2,725)            --            --       508,202

Comprehensive loss for the year ended
  December 31, 2003:
  Net loss.........................................        --            --           --       (44,673)            --      (44,673)
  Minimum pension liability........................        --            --           --            --           (139)        (139)
  Translation adjustments..........................        --            --           --            --         11,657       11,657
  Unrealized changes in value of interest
    rate derivatives...............................        --            --           --            --           (347)        (347)
                                                                                                                        ------------
    Comprehensive loss.............................                                                                        (33,502)

  Compensation charges related to AHI stock
    option grants .................................        --         3,351           --            --             --        3,351
  Amortization of deferred compensation............        --            --        1,665            --             --        1,665
  Compensation charge related to CEO investment
    in common stock (Note 11)......................        --         1,691           --            --             --        1,691
                                                    ---------   -----------  ------------   -----------  -------------  ------------
Balance at December 31, 2003.......................       317       515,652       (1,060)      (44,673)        11,171      481,407

Comprehensive loss for the year ended
  December 31, 2004:
  Net loss.........................................        --            --           --       (34,438)            --      (34,438)
  Minimum pension liability........................        --            --           --            --         (1,702)      (1,702)
  Translation adjustments..........................        --            --           --            --          7,938        7,938
  Termination of interest rate derivatives.........        --            --           --            --            347          347
                                                                                                                        ------------
    Comprehensive loss.............................                                                                        (27,855)

  Compensation charges related to AHI stock
    option grants .................................        --         2,231           --           --              --        2,231
  Amortization of deferred compensation............        --            --          757           --              --          757
                                                    ---------   -----------  ------------   -----------  -------------  ------------
Balance at December 31, 2004....................... $     317   $   517,883  $      (303)   $ (79,111)    $    17,754   $  456,540
                                                    =========   ===========  ============   ===========  =============  ============

                 See Notes to Consolidated Financial Statements.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                             (Amounts in thousands)

                                                                                                                   Predecessor
                                                                                     Successor Company               Company
                                                                                ----------------------------       -----------
                                                                                   2004              2003              2002
                                                                                ----------       -----------       -----------

Operating Activities:
  Net (loss) income.........................................................    $ (34,438)       $  (44,673)       $1,508,321

    Adjustments to reconcile net (loss) income to net cash provided by operating activities:
      Depreciation and amortization.........................................       36,659            58,112            66,320
      Non-cash interest charges.............................................        4,185             4,691             6,733
      Loss on early extinguishment of debt..................................        4,997                --                --
      Deferred income tax expense related to continuing operations..........       11,452             4,920            51,415
      Deferred income tax expense related to discontinued operations........       42,174                --                --
      Gain on insurance settlement..........................................           --            (2,444)           (3,144)
      Gain on pension and postretirement plan curtailments..................       (3,301)           (9,045)               --
      Second Priority Notes issued in lieu of interest......................        6,866             7,824                --
      Non-cash compensation charges.........................................        2,988             6,707                --
      Intangible and other asset impairment.................................        2,838             7,749                --
      Forgiveness of debt...................................................           --                --        (1,908,334)
      Fresh start accounting adjustments....................................           --                --           174,491
      Impact of fresh start inventory fair value adjustments................           --            20,790                --
      Cumulative effect of change in accounting principle,
        net of tax benefit .................................................           --                --           170,751
      Loss (gain) on disposal of assets.....................................       14,149              (757)            1,113

     Changes in operating assets and liabilities, exclusive of impact of divestitures and acquisition:
       Receivables, net.....................................................      (21,081)            5,239           (66,070)
       Inventories..........................................................      (26,487)           23,418            51,107
       Accounts payable.....................................................       53,171           (11,726)           (4,043)
       Other current assets and liabilities.................................      (20,401)          (19,584)           (3,108)
       Other long-term assets and liabilities...............................      (11,816)            4,943           (11,065)
       Other, net...........................................................         (686)           (1,270)             (399)
                                                                                ----------       -----------       -----------
         Net cash provided by operating activities..........................       61,269            54,894            34,088
                                                                                ----------       -----------       -----------
Investing Activities:
  Capital expenditures......................................................      (30,636)          (39,452)          (37,174)
  Proceeds from sale of assets of discontinued operations...................       46,148             6,252                --
  Proceeds from sales of assets.............................................        6,584             1,674             4,838
  Business acquisition......................................................         (500)               --                --
  Proceeds from divestitures................................................           --             3,133             7,350
  Net proceeds from insurance settlement....................................           --             2,553             5,616
                                                                                ----------       -----------       -----------
         Net cash provided by (used in) investing activities................       21,596           (25,840)          (19,370)
                                                                                ----------       -----------       -----------
Financing Activities:
  Net (repayments) borrowings under revolving credit facilities.............       (1,012)          (22,252)            6,992
  Net (repayments) borrowings under the GECC term loans.....................       (3,210)           14,067            17,000
  Net (repayments) borrowings under the GECC revolver.......................      (22,247)          (59,018)           14,622
  Repayment of Senior Priority Notes........................................      (41,397)               --                --
  Net (repayments) borrowings under debt obligations........................       (1,704)           (6,948)              775
  (Increase) decrease in restricted cash....................................       (1,118)           55,804           (56,220)
  Deferred financing fees...................................................       (1,062)           (1,605)          (15,190)
                                                                                ----------       -----------       -----------
         Net cash used in financing activities..............................      (71,750)          (19,952)          (32,021)
                                                                                ----------       -----------       -----------
Effect of exchange rate changes on cash and cash equivalents................       (2,673)           (5,372)           (4,407)
                                                                                ----------       -----------       -----------
         Net increase (decrease) in cash and cash equivalents...............        8,442             3,730           (21,710)

  Cash and cash equivalents at beginning of year............................       37,867            34,137            55,847
                                                                                ----------       -----------       -----------
  Cash and cash equivalents at end of year..................................    $  46,309        $   37,867        $   34,137
                                                                                ==========       ===========       ===========
Supplemental cash flow information:

  Interest paid, net of interest received...................................    $  10,336        $   11,181        $   13,405
                                                                                ==========       ===========       ===========
  Cash paid for reorganization items........................................    $   1,459        $    3,241        $   11,523
                                                                                ==========       ===========       ===========
  Income taxes paid.........................................................    $   5,007        $    2,528        $    3,519
                                                                                ==========       ===========       ===========

                 See Notes to Consolidated Financial Statements.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SALE OF AMERICAN HOUSEHOLD, INC.

American Household, Inc. ("AHI") entered into a Securities Purchase Agreement dated as of September 19, 2004, with Jarden Corporation ("Jarden"), Morgan
Stanley Senior Funding, Inc., Banc of America Strategic Solutions, Inc.,
Wachovia Bank National Association and Jerry W. Levin and the other sellers included therein (the "Securities Purchase Agreement"), pursuant to which Jarden agreed to purchase all of the shares of common stock, par value $0.01 per share, of AHI. The acquisition was completed on January 24, 2005, pursuant to the
Securities Purchase Agreement. The aggregate purchase price paid by Jarden pursuant to the Securities Purchase Agreement was $745.6 million plus the repayment of approximately $100 million of outstanding debt of AHI and its subsidiaries (collectively, the "Company.") As part of the sale, outstanding stock options granted under management equity plans of each AHI, Sunbeam
Products, Inc. ("Sunbeam Products"), and The Coleman Company, Inc. ("Coleman")
were cancelled without being exercised and without any action on the part of the holders in accordance with the terms of such plans, and as a result of such cancellation, the holders received cash payments and, in the case of certain senior management, restricted stock of Jarden (see Note 12).

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

AHI is a leading global designer, manufacturer, marketer and distributor of branded consumer products. The Company's primary business is the manufacturing, marketing and distribution of durable household and outdoor leisure consumer products through mass market and other distribution channels in the United
States and internationally. The Company also sells its products to professional and commercial end users such as small businesses, hotels and other institutions. The Company's principal products include household kitchen appliances; health monitoring and care products for home use; scales for consumer use; electric blankets and throws; clippers and trimmers for professional and animal uses; smoke and carbon monoxide detectors; fire extinguishers; camping equipment such as tents, lanterns, sleeping bags and stoves; coolers and backpacks.

The Company's Powermate operating segment (the "Powermate Operating Segment"), which consisted of Coleman Powermate, Inc. ("Powermate") and certain assets, liabilities and operations managed by the Canadian and Mexican subsidiaries of
Sunbeam Products, was sold effective as of July 31, 2004. The Powermate
Operating Segment was primarily in the business of manufacturing, marketing and distributing portable and standby generators, pressure washers and compressors.
Net historical results from operations, as well as the loss on the sale, are reflected as "Loss from discontinued operations" in the accompanying
Consolidated Statements of Operations (see Note 3).

The Sunbeam grill business, which consisted primarily of Sunbeam(R) and
Grillmaster(R) branded outdoor grills and accessories ("Sunbeam Grills"), was discontinued in November 2002 (see Note 3). As with the Powermate Operating
Segment, Sunbeam Grills' net historical results from operations, as well as the gain resulting from the sales of its assets, are reflected as "Loss from discontinued operations" in the accompanying Consolidated Statements of
Operations.

Basis of Presentation - Fresh Start Reporting

On February 6, 2001 (the "Petition Date"), Sunbeam Corporation and substantially all of its domestic subsidiaries (the "Subsidiary Debtors" and together with
Sunbeam Corporation, the "Debtors") filed (the "Filings") voluntary petitions
(the "Petitions") with the United States Bankruptcy Court for the Southern
District of New York (the "Bankruptcy Court"). On December 18, 2002, the
Debtors' plans of reorganization became effective (the "Effective Date") under
Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (see
Note 10). In addition, the name of Sunbeam Corporation was changed to American
Household, Inc.

As a result of the Debtors' emergence from Chapter 11 proceedings and the application of fresh start accounting, the Company's consolidated financial statements for periods subsequent to the emergence from Chapter 11 proceedings, referred to as the respective financial statements of the "Successor Company,"
are not comparable to the consolidated financial statements for periods prior to the emergence from Chapter 11 proceedings, which are referred to as the
"Predecessor Company" or "Sunbeam Corporation" financial statements. For financial reporting purposes, the Company recorded its fresh start accounting adjustments and performed the accounting cutoff between the Predecessor Company and the Successor Company as of December 31, 2002.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of AHI and all of its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant accounting estimates include the establishment of the allowance for doubtful accounts, tax valuation allowances, reserves for sales returns and allowances, product warranty, product liability, excess and obsolete inventory, litigation and environmental exposures.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

At December 31, 2004 and 2003, the Company had restricted cash balances of $2.9 million and $1.8 million, respectively. Restricted cash at December 31, 2004 includes (i) funds not available due to statutory or contractual requirements related to certain foreign operations, (ii) net cash collected on behalf of the buyer of a sold subsidiary, and (iii) cash designated for potential claims and liabilities of a wholly-owned captive insurance company. Restricted cash at
December 31, 2003 includes (i) funds not available due to statutory or contractual requirements, (ii) amounts restricted related to certain foreign factoring agreements, and (iii) amounts related to the collateralization of letters of credit that were outstanding under the debtor-in-possession financing as of December 18, 2002 (see Note 10).

Receivables

Receivables are stated at their estimated net realizable value determined principally by historical analysis of cash deductions against invoice amounts, as well as by review of collectiblity based on the factors discussed below in
"Concentrations of Credit Risk."

Receivables consist of the following (in thousands):

                                                          2004         2003
                                                      -----------   -----------

   Trade...........................................   $  266,199    $  246,082
   Sundry..........................................       23,771        14,522
                                                      -----------   -----------
                                                         289,970       260,604
   Allowance for doubtful accounts.................      (10,957)      (12,430)
                                                      -----------   -----------
                                                      $  279,013    $  248,174
                                                      ===========   ===========

Concentrations of Credit Risk

Substantially all of the Company's trade receivables are due from retailers and distributors located throughout the United States, Europe, Latin America, Canada and Japan. Approximately 23%, 25% and 27% of the Company's sales from continuing operations in 2004, 2003 and 2002, respectively, were to a single customer. The
Company establishes its credit policies for customers based on an ongoing evaluation of its customers' creditworthiness and competitive market conditions, and establishes its allowance for doubtful accounts for receivables based on an assessment of exposures to credit losses at each balance sheet date. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 2004 and 2003. However, certain retailers have filed for bankruptcy protection in the last several years and it is possible that additional credit losses could be incurred if other credit customers of the Company should seek bankruptcy protection.

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Inventories

Inventories are stated at the lower-of-cost-or-market with cost being determined principally by the first-in, first-out method. In certain instances, the Company receives rebates from vendors based on the volume of merchandise purchased.
Vendor rebates are recorded as reductions in the price of the purchased merchandise and are recognized in Cost of goods sold ("COGS") as the related inventories are sold.

Inventories consist of the following (in thousands):
                                                         2004          2003
                                                    ------------   ------------

   Finished goods.................................  $  250,021     $  235,528
   Work in process................................       9,607         18,220
   Raw materials and supplies.....................      58,760         46,930
                                                    ------------   ------------
                                                    $  318,388     $  300,678
                                                    ============   ============

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Statement of Financial
Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal
of Long-Lived Assets ("SFAS No. 144") requires that an impairment loss be measured as the difference between the carrying amount and fair value of the asset. Under the provisions of SFAS No. 144, the Company tests its long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amount of such asset or assets may not be recoverable. If the
Company concludes that impairment exists, the carrying amount is reduced to fair value.

Pursuant to the Company's review of property, plant and equipment in accordance with SFAS No. 144 in 2004, charges of $2.8 million were recorded to reduce the carrying value of certain property and equipment to fair value, which is reflected as "Restructuring charges" in the accompanying Consolidated Statements of Operations (see Note 14). Pursuant to such tests performed in 2003, the
Company recorded a charge of $2.0 million, of which $1.0 million is reflected as
"Restructuring charges" and $1.0 million is included in "Intangible and other asset impairment" in the accompanying Consolidated Statements of Operations (see
Note 14).

The Company provides for depreciation using primarily the straight-line method in amounts that allocate the cost of property, plant and equipment over the following useful lives:

     Buildings and improvements................................    5 to 45 years
     Machinery, equipment and tooling..........................    3 to 15 years
     Furniture and fixtures....................................    3 to 10 years

Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful life or the term of the underlying lease. Depreciation and amortization of property, plant and equipment charged against continuing operations for the years ended December 31, 2004, 2003 and 2002 was $35.5 million, $54.5 million and $59.0 million, respectively.

Property, plant and equipment consist of the following (in thousands):

                                                          2004         2003
                                                       ----------   ----------
  Land and improvements..............................  $   17,542   $   18,055
  Buildings and improvements.........................      57,605       58,441
  Machinery, equipment and tooling...................     171,415      144,809
  Furniture and fixtures.............................       8,611        9,996
                                                       ----------   ----------
                                                          255,173      231,301
Accumulated depreciation and amortization............     (75,473)     (42,764)
                                                       ----------   ----------
                                                       $  179,700   $  188,537
                                                       ==========   ==========

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Intangible Assets

As of December 31, 2004 intangible assets consist primarily of trademarks and patents. As of December 31, 2003, intangible assets consisted primarily of trademarks, patents and reorganization value in excess of amounts allocable to identifiable assets, which for a company emerging from Chapter 11 proceedings, is equivalent to goodwill.

Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other
Intangible Assets ("SFAS No. 142"). Under the provisions of SFAS No. 142, goodwill and intangible assets that have indefinite useful lives are no longer amortized but rather are tested, on a reporting unit basis, at least annually for impairment. SFAS No. 142 requires that an impairment loss be measured as the difference between the carrying amount and fair value of the asset. The Company elected October 31 as the date for performance of its annual impairment tests.
Patents, which are deemed to have finite lives, are amortized over their estimated useful lives. Pursuant to the Company's review of patents in accordance with SFAS No. 144 in 2004, 2003 and 2002, there was no impairment of its patents.

In the first quarter of 2002, as a result of the adoption of SFAS No. 142, the
Company recognized a charge of $170.8 million (pre-tax charge of $268.3 million and a related tax benefit of $97.5 million). This charge is reflected as
"Cumulative effect of change in accounting principle, net of tax benefit" in the accompanying Consolidated Statements of Operations. Pursuant to fresh start accounting (see Note 10), the Company's intangible assets were revalued at
December 31, 2002.

Pursuant to the impairment testing performed related to intangible assets as of
October 31, 2003, an impairment charge of $5.3 million was recorded in continuing operations (see Note 4). The charge is reflected in "Intangible and other asset impairment" in the Consolidated Statements of Operations.

Derivative Financial Instruments

The Company enters into interest rate swap agreements and foreign exchange rate contracts in the regular course of business as part of the management of its interest rate and foreign currency exchange rate exposures. The Company does not utilize derivative financial instruments for speculative purposes. The Company determines its accounting treatment for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging
Activities ("SFAS No. 133"), as amended, which requires that all derivative financial instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships.
In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No.
149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities
("SFAS No. 149"). This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This
Statement was effective for contracts entered into or modified after June 30,
2003. The adoption of SFAS No. 149 did not have a material effect on the
Company's consolidated financial statements.

During 2004, 2003 and 2002, the Company entered into foreign exchange rate contracts in the ordinary course of business as part of the management of its foreign currency exchange rate exposures. The foreign exchange rate contracts manage exchange rate exposures consistent with certain expected cash flows and primarily mature within one year. Since the Company does not designate the foreign exchange rate contracts for hedge accounting treatment under SFAS No.
133, all changes in the fair values of such contracts are recognized in earnings in the period of change.

During 2003, the Company entered into an interest rate swap agreement in the ordinary course of business as part of the management of its interest rate exposures. The interest rate swap agreement, which was to extend through 2005, was terminated on August 31, 2004. The agreement provided for the exchange of floating London Interbank Offering Rate ("LIBOR") indexed interest rate payments for fixed interest rate payments periodically over the term of the contract and was designated and accounted for as a cash flow hedge under SFAS No. 133 as of and for the year ended December 31, 2003. Charges incurred in connection with the termination of this agreement were de minimus (see Note 6).

                                       10

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Guarantee

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of
Indebtedness of Others ("FIN No. 45"). This interpretation addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued.
FIN No. 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted the disclosure and recognition requirements on December 31, 2002 (see Note 15). In 2003, the
Company recognized a liability for a guarantee related to the sale of its coffee filter business and adjusted such amount in 2004 based on the Company's annual review of its exposure related to such guarantee (see Notes 3 and 15).

Extinguishment of Debt

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No.
4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
("SFAS No. 145"). This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt ("SFAS No. 4"). Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect.
Under SFAS No. 145, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB Opinion
No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal
of a Segment of a Business, and Extraordinary, Unusual and Infrequently
Occurring Events and Transactions ("APB No. 30"). The provisions of SFAS No. 145 as related to the rescission of SFAS No. 4 shall be applied for fiscal years beginning after May 15, 2002 with early application encouraged. The Company adopted this statement effective January 1, 2002, and accordingly, the gain from debt discharged as the result of the Chapter 11 reorganization and the loss on the early retirement of a portion of the Company's debt was not classified as an extraordinary item in the accompanying Consolidated Statements of Operations
(see Note 10). In addition, pursuant to the guidance provided in SFAS No. 145 and APB No. 30, the loss on the early retirement of a portion of the outstanding pay-in-kind secured second priority notes of AHI having an interest rate of 7.5%
(the "Second Priority Notes") (see Note 5) was not classified as an extraordinary item in the accompanying Consolidated Statements of Operations.

Deferred Financing Costs

Costs incurred in connection with obtaining financing are deferred and amortized as a charge to interest expense over the terms of the related borrowings using the straight line method which approximates the effective interest method.

Product Liability

The Company provides reserves for costs it estimates will be incurred related to product liability claims for reported and unreported incidents that have occurred through the respective balance sheet date. Estimates are periodically reviewed and are primarily based upon annual actuarial valuations made by an independent actuarial consultant. The estimates are updated to consider actual experience, number of claims and other relevant factors.

Revenue Recognition

Net sales is comprised of gross sales less provisions for estimated customer returns, discounts, volume rebates, promotional allowances and cooperative advertising allowances.

The Company recognizes sales of product and related cost of goods sold when all of the following conditions are satisfied: (i) persuasive evidence of a sale arrangement exists, (ii) the price is fixed or determinable, (iii)
collectibility is reasonably assured, and (iv) delivery of product has occurred.
Estimated returns are based upon historical volume and actual experience of sales returns. In some situations, the Company has shipped product with the right of return where the Company is unable to reasonably estimate the level of returns and/or the sale is contingent upon the resale of the product. In these situations, the Company does not recognize revenue until the buyer of the product informs the Company that the product has been sold. Reserves for estimated returns and deductions for discounts, volume rebates, promotional allowances and cooperative advertising are established by the Company concurrently with the recognition of revenue. The Company monitors these reserves and makes adjustments to them when management believes that actual returns or costs to be incurred differ from amounts recorded.

                                       11

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Legal Costs

The Company records charges for the costs it anticipates incurring in connection with litigation and claims against the Company when such losses are probable and management can either reasonably estimate these costs or reasonably estimate the range of such losses.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"). The
provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial reporting purposes.
Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date. The benefits from net deferred tax assets are not recognized unless management can conclude that realization of such benefit is more likely than not.

Advertising Costs

Media advertising costs included in Selling, general and administrative expense
("SG&A") are expensed as incurred. Allowances provided to customers for cooperative advertising are charged to operations as related revenue is earned, and are included as a deduction from gross sales in determining net sales. The amounts charged to continuing operations for media and cooperative advertising during the years ended December 31, 2004, 2003 and 2002 were $85.4 million,
$80.1 million and $76.6 million, respectively, in the accompanying Consolidated
Statements of Operations.

Research and Development

Research and development expenditures are expensed in the period in which they are incurred. The amounts charged against continuing operations during the years ended December 31, 2004, 2003 and 2002 were $21.6 million, $22.9 million and
$24.3 million, respectively.

Freight costs

Out-bound freight costs of $53.2 million, $54.6 million and $53.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, are included in the accompanying Consolidated Statements of Operations as a component of SG&A of continuing operations.

Foreign Currency Translation

The assets and liabilities of subsidiaries, other than those operating in highly inflationary economies, are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. The resulting translation gains and losses are accumulated as a separate component of shareholders' equity
(deficiency). The accumulated impact of translation adjustments shown as a component of shareholders' equity as of December 31, 2002 was eliminated pursuant to fresh start accounting. Income and expense items are converted into
U.S. dollars at average rates of exchange prevailing during the year with gains or losses resulting from foreign currency transactions being included in the results of operations.

For subsidiaries operating in highly inflationary economies, inventories and property, plant and equipment are translated at the rate of exchange on the date the assets are acquired, while other assets and liabilities are translated at year-end exchange rates. Translation adjustments for those operations are included in "Other expense (income), net" in the accompanying Consolidated
Statements of Operations.

                                       12

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Stock-Based Compensation Plans

SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), allows either adoption of a fair value method for accounting for stock-based compensation plans or continuation of accounting under APB Opinion No. 25,
Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations with supplemental disclosures. SFAS No. 123 was amended by SFAS
No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.

The Company accounted for its stock-based compensation using the intrinsic value based method prescribed in APB No. 25 and, accordingly, did not recognize compensation expense for stock awards and option grants with exercise prices equal to or in excess of the fair market value of the stock at the date of grant. See Notes 11 and 12 for additional information related to the Company's stock-based compensation plans.

Under SFAS No. 123, stock-based compensation expense would have been $3.0 million and $10.4 million in 2004 and 2003, respectively. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                               2004               2003
                                          ---------------    ---------------
     Expected volatility                       0.0%                0.0%
     Risk-free interest rates                  4.07%          2.76% - 3.91%
     Dividend yield                            0.0%                0.0%
     Expected life in years                     5                   5

Information in 2002 with respect to stock options is not presented as such stock options became worthless upon the Filings in February 2001 and were cancelled in connection with the consummation of Sunbeam Corporation's plan of reorganization. Stock-based compensation expense related to the former Chief
Executive Officer ("CEO") investment in AHI common stock (see Note 11) and the former CEO restricted stock grant (see Note 12) would not differ under the fair value method prescribed under SFAS No. 123.

The pro forma impact on the Company's results is as follows (in thousands):

                                                 2004        2003       2002
                                              ---------- ----------- -----------
Net (loss) income:
  As reported...............................  $ (34,438) $  (44,673) $ 1,508,321
  Stock-based compensation cost included
    in net (loss) income as reported........      2,988       6,707           na
  Stock-based compensation cost determined
    under the fair value method.............     (2,992)    (10,378)          na
                                              ---------  ----------
  Pro forma.................................  $ (34,442) $  (48,344)          na
                                              =========  ==========

In addition, AHI had stock-based compensation plans at certain of its subsidiaries. See Note 12 for additional information related to these subsidiary plans. Stock options granted under these plans were to vest only upon a change of control or a public offering, as defined in the respective plans. However, in connection with the July 2004 sale of the Powermate Operating Segment, a payment was made to holders of the stock options outstanding under the First
Alert/Powermate, Inc. management equity plan without such stock options being exercised and without any action on the part of the holders (see Notes 3 and
12). In addition, in connection with the consummation of the transactions pursuant to the Securities Purchase Agreement all remaining stock options of the
Company outstanding at the closing date were cancelled at the closing date without being exercised and without any action on the part of the holders in accordance with the terms of such plans, and as a result of such cancellation the holders received cash payments and, in the case of certain senior management, restricted stock of Jarden (see Notes 1 and 12).

                                       13

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

New Accounting Standards

In December 2003, the FASB issued SFAS No. 132R (revised 2003), Employers'
Disclosures about Pensions and Other Postretirement Benefits ("SFAS No. 132R").
SFAS No. 132R incorporates all of the disclosure requirements of SFAS No. 132,
Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS
No. 132"). It requires additional disclosures to those in SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS No.
132R amends APB Opinion No. 28, Interim Financial Reporting, to require interim-period disclosure of the components of net periodic benefit cost and, if significantly different from previously disclosed amounts, the amounts of contributions and projected contributions to fund pension plans and other postretirement benefit plans. Information required to be disclosed about pension plans should not be combined with information required to be disclosed about other postretirement benefit plans except as permitted by SFAS No. 132R. The provisions of SFAS No. 132 remain in effect until the provisions of SFAS No.
132R are adopted. SFAS No. 132R is effective for fiscal years ending after
December 15, 2003 with the exception of certain of its provisions, primarily related to estimated future benefit payments and foreign plans of non-public entities, which are effective for fiscal years ending after June 15, 2004. The interim-period disclosures required by SFAS No. 132R are effective for interim periods beginning after December 15, 2003. The Company has adopted SFAS No. 132R in accordance with the adoption requirements discussed above (see Note 9).

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of
ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter
4, "Inventory Pricing," to clarify that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be recognized as current period charges. In addition, this statement requires that the allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. The provisions of this statement shall be effective for inventory costs incurred during fiscal years beginning after June
15, 2005. Earlier adoption is permitted for inventory costs incurred during fiscal years beginning after the issuance date of this statement. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. This statement is based on the principle that nonmonetary assets should be measured based on the fair value of the assets exchanged. This statement eliminates the exception for exchanges of nonmonetary assets that do not have commercial substance (i.e. the future cash flows of the entity are not expected to change significantly as the result of the exchange).
The provisions for this statement are effective as of the first reporting period beginning after June 15, 2005. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123R (revised 2004), Share-Based
Payment ("SFAS No. 123R"). SFAS No. 123R largely retains the provisions of and incorporates all of the disclosure requirements of SFAS No. 123 except that the statement eliminates the ability to account for share-based compensation transactions using APB No. 25 and generally requires that such transactions be accounted for using a fair-value based method. The provisions of this statement shall be effective for nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005. In connection with the consummation of transactions pursuant to the Securities Purchase Agreement, all outstanding stock options under management equity plans of each AHI, Sunbeam
Products and Coleman were cancelled at the closing date without being exercised and without any action on the part of the holders in accordance with the terms of such plans, and as a result of such cancellation the holders received cash payments and, in the case of certain senior management, restricted stock of
Jarden in January 2005 (see Note 1 and 12). Accordingly, the adoption of this statement will have no impact on the Company's consolidated financial statements with respect to outstanding stock options under management equity plans.

Reclassifications

Certain prior year amounts have been reclassified to conform to the 2004 presentation including charges related to restructuring projects that were previously included in COGS and SG&A in 2003 and 2002 (see Note 14).

                                       14

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

3. DISCONTINUED OPERATIONS, DIVESTITURES AND ACQUISITION

Sale of Powermate Operating Segment

Effective July 31, 2004, the Company sold its Powermate Operating Segment. The proceeds from the sale were $46.1 million. In connection with the sale, the
Company retained liabilities previously recorded in "Liabilities of discontinued
operations" totaling $1.5 million related to product liability ($1.1 million)
and certain benefits payable under a deferred compensation plan ($0.4 million).
The divestiture of the Powermate Operating Segment met certain criteria set forth in SFAS No. 144 for presentation as a discontinued operation, and accordingly its historical results of operations, the loss on the sale and other charges triggered by the transaction are reflected in "Loss from discontinued
operations" in the accompanying Consolidated Statements of Operations.

Summary operating results for the Powermate Operating Segment are as follows (in thousands):

                                                            Year Ended December 31,
                                                --------------------------------------------
                                                    2004            2003            2002
                                                -----------     ------------    ------------

Net sales....................................   $   101,290     $    170,041    $    163,680
                                                ===========     ============    ============
Loss on disposal of assets...................   $   (14,708)    $         --    $         --
Operating  income (1)........................         3,789            1,853           4,234
Income tax expense (2).......................       (42,174)              (6)             --
                                                -----------     ------------    ------------
(Loss) income from discontinued operations...   $   (53,093)    $      1,847    $      4,234
                                                ===========     ============    ============

(1) Amounts shown for 2004, 2003 and 2002 include allocated interest expense of
$1.3 million, $2.3 million and $1.8 million, respectively, related to borrowings required to be repaid with the net proceeds from the sale of the Powermate
Operating Segment (see Note 5).

(2) Amount shown for 2004 represents the deferred tax charge realized upon the sale of the Powermate Operating Segment as required under certain legislative regulations issued in 2004 (see Notes 8 and 10).

Assets and liabilities of the discontinued Powermate Operating Segment at
December 31, 2003 are as follows (in thousands):

Assets of discontinued operations:

Receivables, net..................................................  $     35,264
Inventories.......................................................        19,639
Prepaid expenses, deferred income taxes and
  other current assets............................................         1,435
Property, plant and equipment, net................................        11,145
Trademarks and patents, net.......................................        11,710
Other assets......................................................           312
                                                                    ------------
Total assets of discontinued operations...........................  $     79,505
                                                                    ============
Liabilities of discontinued operations:

Accounts payable..................................................  $     16,781
Other current liabilities.........................................         9,488
Other long-term liabilities.......................................         1,980
                                                                    ------------
Total liabilities of discontinued operations......................  $     28,249
                                                                    ============

                                       15

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

3. DISCONTINUED OPERATIONS, DIVESTITURES AND ACQUISITION - (CONTINUED)

Sunbeam Grills

On November 13, 2002, the Company announced that it was modifying its business strategy for Sunbeam Grills. The revisions to the existing strategy included discontinuing manufacturing operations at the Neosho, Missouri facility. The
Coleman and Campingaz grill businesses, which are owned by Coleman, were not affected by this decision. Activities to discontinue manufacturing were initiated in November 2002 and the process continued in phases throughout 2003.
The manufacturing operations ceased by the end of the first quarter of 2003 and the final shipments of goods were completed in July 2003.

In 2002, the Company recorded a charge for the closure of the Neosho, Missouri facility of $8.1 million which is reflected in "Loss from discontinued
operations" in the accompanying Consolidated Statements of Operations. This charge related primarily to severance and other employee benefits ($3.9 million), a write-down of inventory to net realizable value ($3.9 million) and vendor commitments ($0.3 million). The closing of this facility resulted in the elimination of approximately 260 positions. In 2003, the Company reduced the accrual by $0.2 million and paid $3.5 million in severance and other employee benefits. During 2004, the Company paid the remaining accrual balance of $0.2 million, relating to severance and other employee benefits.

In May 2003, Sunbeam Products entered into a licensing agreement with a third party for use of the Sunbeam(R) and Grillmaster(R) trademarks on outdoor grills in the United States and Canada. The licensing agreement is for an initial three-year term and is renewable for 3 three-year terms. In connection with this agreement, the licensee purchased certain tooling and related assets of the
Sunbeam Grills business for $2.1 million. In November 2003, certain assets, primarily machinery and equipment and vehicles, were sold at an auction for $4.4 million, of which $4.0 million and $0.4 million were received in cash in 2003 and 2004, respectively. The amount received in 2004 is reflected in "Prepaid expenses, deferred income taxes and other current assets" in the accompanying
Consolidated Balance Sheet at December 31, 2003. In addition, in December 2003, the Company sold certain trademarks relating to the Sunbeam Grills business for
$0.2 million. Collectively, the assets sold had a carrying value of $5.8 million and their sale resulted in a gain of $0.9 million, which is included as a component of "Loss from discontinued operations" in the accompanying
Consolidated Statements of Operations for the year ended December 31, 2003.
Proceeds from the sale of assets of the Sunbeam Grills business received in 2003 totaled $6.3 million and are included in net cash provided by investing activities in the accompanying Consolidated Statements of Cash Flows.

As of December 31, 2003, it was decided to retain the manufacturing facility formerly used by the discontinued Sunbeam Grills business (previously classified as "Assets held for sale") for use as a backup manufacturing facility or additional warehouse space. Accordingly, $1.2 million of assets previously classified as "Assets held for sale" are recorded as part of "Property, plant and equipment, net" in the accompanying Consolidated Balance Sheets at December
31, 2003 and 2004. As a result of this decision, the Company recorded $0.1 million in depreciation expense to reflect amounts that would have been recognized throughout 2003 had such assets not been classified as "Assets held for sale" during the period.

Summary operating results for the Sunbeam Grills business are as follows (in thousands):

                                                       Year Ended December 31,
                                                   -----------------------------
                                                       2003             2002
                                                   -------------   -------------
Net sales.......................................   $     19,420    $     84,366
                                                   =============   =============
Gain on disposal of assets......................   $        926    $         --
Operating loss..................................         (5,045)        (10,791)
                                                   -------------   -------------
Loss from discontinued operations...............   $     (4,119)   $    (10,791)
                                                   =============   =============

                                       16

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

3. DISCONTINUED OPERATIONS, DIVESTITURES AND ACQUISITION - (CONTINUED)

Sale of Coffee Filter Business

The sale of the coffee filter business discussed below did not meet established criteria for presentation as discontinued operations.

In August 2003, in conjunction with the closing of the Hattiesburg, Mississippi manufacturing and distribution facility (see Note 14) Sunbeam Products sold its coffee filter business for $1.0 million; $0.5 million in cash and $0.5 million in the form of a promissory note that is payable in five equal annual installments at each subsequent anniversary date of the sale agreement. The promissory note was recorded at its fair value of $0.4 million. In connection with the sale, Sunbeam Products entered into a license agreement for the use of the Mr. Coffee(R) trademark on coffee filters. As part of the sale, the Company has provided a guarantee in favor of the third party supplier of coffee filters to the purchaser of the business for an amount up to $0.4 million. This guarantee has a term of the earlier of five years or when certain conditions are met. The Company recorded an initial liability in 2003 of $0.1 million related to this guarantee in accordance with FIN No. 45, and subsequently increased such amount to $0.4 million in 2004 based on the Company's annual review of its exposure related to such guarantee.

In August of 2004, Sunbeam Products terminated the license agreement referred to above and entered into a distribution agreement for the sales of Mr. Coffee branded coffee filters. The termination of the license agreement and the establishment of the distribution agreement was one of the factors considered by the Company in its decision to adjust the liability recorded related to the guarantee discussed above.

Acquisition

In April 2004, Sunbeam Products acquired certain assets of HydroSurge, Inc.
("HydroSurge"), a manufacturer and seller of products used in the animal bathing and care businesses, for a purchase price of $0.5 million with $0.2 million being held back pending the seller's satisfaction of certain obligations outstanding at the closing date. As of December 31, 2004, $0.1 million of the holdback amount had not been released. The agreement requires Sunbeam Products to make payments to the seller based on net sales performance for each of the three twelve-month periods ending June 30, 2007, and if certain target net sales thresholds are met in the twelve-month period ending June 30, 2007, additional payments are to be made based on net sales performance during the two ensuing twelve-month periods ending June 30, 2009. Aggregate net-sales performance-based payments under the agreement may not exceed $1.5 million.

The initial purchase price (exclusive of net sales performance-based payments)
of $0.5 million was allocated to the acquired assets as follows (in thousands):

Accounts receivable, inventory and other current assets............   $     161
Machinery and equipment............................................          36
Intangible assets..................................................         303
                                                                      ----------
Total initial purchase price.......................................   $     500
                                                                      ==========

Intangible assets include a trademark, a product formula, non-compete agreements and a customer list. The trademark is considered to have an indefinite life, while the product formula, non-compete agreements and customer list have finite lives, and as such, are being amortized over periods ranging from three to five years. The trademark is reflected in "Trademarks and patents, net" and the remaining intangible assets are included in "Other assets" in the accompanying
Consolidated Balance Sheet at December 31, 2004. Additional payments made to the seller based on net sales performance are and will be charged to goodwill. As of
December 31, 2004, amounts recognized related to sales performance-based payments are less than $0.1 million and are included in "Other assets" in the accompanying Consolidated Balance Sheets.

Given the relative insignificance of the historical net revenues and operating results of HydroSurge compared to those of AHI on a consolidated basis, pro forma historical financial information related to the acquisition of HydroSurge is not considered meaningful and as such is not provided herein.

                                       17

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted SFAS No. 142. This statement addressed financial accounting and reporting for goodwill and other intangibles.
Under the provisions of this statement, goodwill and intangible assets that have indefinite useful lives are no longer amortized, but rather are tested at least annually for impairment on a reporting unit basis. The Company's continuing reportable segments are organized by product brand on a global basis (except for the Corporate segment), and these reportable segments consist of Sunbeam
Products, Coleman and Corporate. Certain product brand segments consist of various reporting units based on how the businesses are managed. The Company discontinued amortization of identifiable intangible assets with indefinite lives as of January 1, 2002.

SFAS No. 142 also redefined intangible assets, such that the concept of an intangible asset related to assembled workforce is no longer recognized.
Accordingly, the Company discontinued amortization of its assembled workforce intangible assets as of January 1, 2002 and reclassified the carrying amount to goodwill. This reclassification resulted in additional goodwill of $0.8 million in the Sunbeam Products business, $0.9 million in the First Alert business
(which is a reporting unit of the Sunbeam Products business), $7.1 million in the Coleman business and $1.2 million in the Powermate Operating Segment which was sold in 2004. The additional goodwill in the Sunbeam Products business was written off in connection with the sale of Sunbeam Products' Professional Scales
Business. The additional goodwill related to Coleman, First Alert and Powermate was then included in the transitional goodwill impairment test described below.

Transitional impairment charge

Identifiable intangible assets (other than goodwill) deemed to have indefinite lives were tested for impairment as of the beginning of the fiscal year in which
SFAS No. 142 was initially applied. That transitional impairment test for identifiable intangible assets was required to be completed in the first interim period in which SFAS No. 142 was initially applied. SFAS No. 142 prescribes that any impairment loss be measured as the difference between the carrying amount of the identifiable intangible asset at each applicable reporting unit and its estimated fair value.

As a result of the adoption of SFAS No. 142 on January 1, 2002, the Company recorded a charge of $170.8 million (pre-tax charge of $268.3 million and a related tax benefit of $97.5 million) in the first quarter of 2002 relating to the impairment of intangible assets, specifically, trademarks ($252.7 million pre-tax charge) and goodwill ($15.6 million charge.) The fair value of intangible assets was determined based on a valuation study performed by an external valuation firm. The firm used various valuation methodologies, including the income approach to estimate the value of licensing trademarks to third parties and a variant of the income approach referred to as the "relief from royalties" method to estimate the value of trademarks on its own products.
The charge is reflected in the accompanying Consolidated Statements of
Operations as "Cumulative effect of change in accounting principle, net of tax benefit."

SFAS No. 142 sets forth guidelines for the evaluation of goodwill for impairment using a "two-step" transitional goodwill impairment test. SFAS No. 142 required the completion of the first step of the transitional goodwill impairment test
(whereby the fair value of a reporting unit was compared to its carrying value, including goodwill) no later than June 30, 2002. As the results of the first step of the test indicated a potential impairment of goodwill, the Company performed the second step of the test to measure the impairment loss during the second half of 2002. The second step compared the carrying amount of a reporting unit's goodwill to the implied fair value of that goodwill and an impairment loss was recognized. Based on the external valuation study using both the discounted present value of cash flows and market values of comparable businesses, the Company determined that goodwill had no value. Consequently, the carrying amount of the Company's remaining goodwill of $15.6 million was written off in 2002 and is included in "Cumulative effect of change in accounting principle, net of tax benefit" in the Consolidated Statements of Operations.

Reorganization value in excess of amounts allocable to identifiable assets

Upon the Debtors' emergence from Chapter 11 proceedings and the application of fresh start reporting requirements pursuant to SOP 90-7, Financial Reporting by
Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"), the Company
recorded an intangible asset of $7.8 million in December 2002 which was reflected in the Consolidated Balance Sheet as "Reorganization value in excess of amounts allocable to identifiable assets." In accordance with SFAS No. 142, the excess reorganization value was not amortized, but such carrying value was to be reviewed at least annually for impairment by reporting unit. If this review indicated that any reporting units' excess reorganization value exceeded its fair value, the carrying value would be adjusted in accordance with SFAS No.
142.

                                       18

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. INTANGIBLE ASSETS - (CONTINUED)

Based on valuation studies performed by the Company with the assistance of an external valuation firm, using various valuation methodologies including both the discounted present value of future cash flows and market values of comparable businesses, as of October 31 (the date the Company selected for the performance of its annual intangible asset impairment testing) 2004 and 2003, the Company determined the amount of "Reorganization value in excess of amounts allocable to identifiable assets" was not impaired. However, SOP 90-7 requires that income tax benefits realized from net operating loss carryforwards existing prior to the Effective Date first reduce "Reorganization value in excess of amounts allocable to identifiable assets," and other intangibles until exhausted and thereafter be reported as a direct addition to paid-in capital. During 2004 and 2003, respectively, $5.7 million and $4.8 million in benefit was realized from net operating loss carryforwards existing prior to the Effective Date, and as such, "Reorganization value in excess of amounts allocable to identifiable assets" was eliminated in its entirety at December 31, 2004 and reduced by $4.8 million at December 31, 2003. The excess of the income tax benefits realized in
2004, related to net operating loss carryforwards existing prior to the
Effective Date, over the remaining "Reorganization value in excess of amounts allocable to identifiable assets" reduced other intangible assets (trademarks)
in the amount of $2.7 million in 2004. See further discussion below.

2004 and 2003 trademarks impairment charges

SFAS No. 142 requires that goodwill, reorganization value in excess of amounts allocable to identifiable assets and other intangible assets that have indefinite useful lives be tested for impairment, on a reporting unit basis, at least annually. Based on valuation studies performed at October 31 (the date the
Company selected for the performance of its annual intangible asset impairment testing) 2004 and 2003 by the Company with the assistance of an external valuation firm using various valuation methodologies including the income approach to estimate the value of licensing trademarks to third parties and a variant of the income approach referred to as the "relief from royalties"
method, it was determined that certain trademarks were impaired. Accordingly, an impairment charge of $5.3 million is reflected in "Intangible and other asset impairment" in the accompanying Consolidated Statement of Operations for the year ended December 31, 2003.

Intangible assets with indefinite useful lives

                                                             Sunbeam
(In thousands)                                              Products        Coleman         Total
                                                         -------------   -------------  --------------

TRADEMARKS
Balance as of January 1, 2003..........................  $    116,258    $    174,000   $    290,258
Foreign currency translation ..........................            --             210            210
Impairment charge......................................        (5,299)             --         (5,299)
                                                         -------------   -------------  --------------
Balance as of December 31, 2003........................       110,959         174,210        285,169
Income tax benefit realized (SOP 90-7 adjustment)......        (1,894)           (819)        (2,713)
Additions (related to HydroSurge acquisition)..........            94              --             94
Foreign currency translation ..........................            --             117            117
                                                         -------------   -------------  --------------
Balance as of December 31, 2004........................  $    109,159    $    173,508   $    282,667
                                                         =============   =============  ==============

                                       19

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. INTANGIBLE ASSETS - (CONTINUED)

Intangible assets with finite useful lives

Because the Company's patents have finite useful lives ranging from four to nine years, the Company will continue to amortize those assets over their respective useful lives. The following tables present information about the Company's patents, at December 31, 2004 and 2003 (in thousands):

Patents

                                                                    December 31,
                                         ----------------------------------------------------------------
                                                      2004                              2003
                                         ------------------------------    ------------------------------
                             Gross                              Net                              Net
                           Carrying       Accumulated        Carrying       Accumulated       Carrying
                            Amount       Amortization         Amount        Amortization       Amount
                          ------------   -------------    -------------    -------------    -------------

Sunbeam Products.......   $     2,232    $      (605)     $      1,627     $      (302)     $      1,930
Coleman................         2,320           (717)            1,603            (359)            1,961
                          ------------   -------------    -------------    -------------    -------------
  Total................   $     4,552    $    (1,322)     $      3,230     $      (661)     $      3,891
                          ============   =============    =============    =============    =============

Consolidated amortization expense related to patents of continuing operations was $0.7 million, $0.7 million and $1.5 million for the years ended December 31,
2004, 2003 and 2002, respectively. Estimated amortization expense follows for the next five years ending December 31, and thereafter (in thousands):

                    Year                               Amount
                    ----                              --------
                    2005                              $    661
                    2006                                   661
                    2007                                   597
                    2008                                   533
                    2009                                   533
                    2010 and thereafter                    245
                                                      --------
                                                      $  3,230
                                                      ========

                                       20

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. DEBT

Debt at the end of the 2004 and 2003 fiscal years consists of the following (in thousands):

                                                                          December 31,    December 31,
                                                                              2004            2003
                                                                          ------------    ------------

Revolving credit facility, weighted average interest rate of
  4.55% and 4.66% for 2004 and 2003, respectively......................    $   10,959      $  33,205
Term loans, weighted average interest rate of 4.52% and 4.77%
  for 2004 and 2003, respectively......................................        27,857         31,067
Second Priority Notes..................................................        65,236         93,757
Other lines of credit, including foreign working capital facilities....        11,308         14,029
Other long-term borrowings, due through 2010, weighted average
  interest rate of 5.29% and 5.19% for 2004 and 2003, respectively.....         2,397          4,079
                                                                           -----------     -----------
                                                                              117,757        176,137
Less: short-term debt and current portion of long-term debt............        16,940         21,548
                                                                           -----------     -----------
Long-term debt.........................................................    $  100,817      $ 154,589
                                                                           ===========     ===========

At December 31, 2004, the aggregate annual maturities on short-term and long-term debt in each of the years 2005-2009, and thereafter, are $16.9 million, $34.9 million, $0.2 million, $0.2 million, $65.4 million and $0.2 million, respectively. See Note 1 for discussion regarding the repayment of certain debt by Jarden in January 2005 in connection with the consummation of transactions pursuant to the Securities Purchase Agreement.

Credit Agreement with General Electric Capital Corporation ("GECC")

AHI and its subsidiaries Coleman, BRK Brands, Inc. ("BRK Brands"), Powermate and
Sunbeam Products (collectively, the "Borrowers"), and certain domestic subsidiaries of the Borrowers (the "Guarantors") entered into a credit agreement
(the "Credit Agreement") with GECC effective December 18, 2002. The Credit
Agreement initially provided credit facilities of up to $380.0 million in the aggregate, which consisted of a revolving credit facility of up to $340.0 million (the "Revolver") and a term loan facility of up to $40.0 million (the
"Term Loans"). The Credit Agreement was entered into in connection with the consummation of the Plans for the purposes of refinancing certain indebtedness of the Company (in particular, debtor-in-possession financing), terminating an accounts receivable securitization program entered into by certain Subsidiary
Debtors (see Note 7), consummating the Plans and to provide working capital and funds for the Company's general corporate needs. Borrowings under the Credit
Agreement are secured by a perfected first priority lien on all the Company's domestic assets subject to certain exceptions. Prior to the Amendment discussed below, the Credit Facility initially was to terminate on December 18, 2005 unless prepaid earlier by the Borrowers. As a result of the sale of the
Powermate Operating Segment, Powermate is no longer a borrower under the Credit
Agreement.

In connection with the sale of the Powermate Operating Segment, pursuant to an amendment to the Credit Agreement dated June 24, 2004 (the "Amendment"), the aggregate commitments were permanently reduced to $330.0 million consisting of
$300.0 million under the Revolver and $30.0 million in Term Loans. In addition, the Credit Agreement was extended through December 18, 2006 unless prepaid earlier by the Borrowers. In connection with the consummation of the transactions pursuant to the Securities Purchase Agreement (see Note 1), Jarden
repaid the balances outstanding under the Credit Agreement in January 2005 and the Credit Agreement (including the Revolver and the Term Loans) was terminated.

In March 2004, the Revolver was amended to provide for a "springing" lock-box arrangement. Under this arrangement, the Company maintains a lock-box from which it has direct use of corresponding cash receipts.

                                       21

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. DEBT - (CONTINUED)

Revolver
--------

Availability under the Revolver is based on a borrowing base consisting of the
Borrowers' eligible accounts receivable and inventory. The interest rate was initially based on the higher of the prime rate or 50 basis points over the federal funds rate (the "Index Rate") plus 1.50% per year, or at the election of the Company, the applicable LIBOR rate plus 2.75% per year. Pursuant to the
Amendment, the interest margins were reduced to 1.00% and 2.25% for Index Rate and LIBOR borrowings, respectively. The Company also pays an unused facility fee initially equal to 0.50% per annum on the average unused daily balance of the
Revolver. Pursuant to the Amendment, the unused facility fee was reduced to
0.375% per annum. At December 31, 2004 the interest rate on the outstanding balance of $11.0 million was based on the Index Rate plus 1.00% per year. The
Revolver contains a $20.0 million swing line sub-facility (the "Swing Line"), which initially accrued interest at the Index Rate plus 1.50% per year. Pursuant to the Amendment, the interest margin on the Swing Line was reduced to 1.00%.
The aggregate amount for outstanding advances under the Swing Line generally may not exceed at any time the lesser of (a) the $20.0 million Swing Line commitment, and (b) the lesser of the Revolver commitments and the borrowing base, less the outstanding balance of the Revolver at such time. At December 31,
2004, the Company had $151.3 million available for borrowing under the Revolver.

Term Loans
----------

Prior to the Amendment, the Term Loans were payable in eleven consecutive quarterly installments due on the first day of March, June, September and
December of each year through December 2005, each of which (except for the final installment) being in an amount equal to 3.571% of the original principal balance of the Term Loans. The first installment was due on June 1, 2003, and the last installment would have included the entire remaining outstanding principal balance of such Term Loans. A $17.0 million Term Loan was advanced to the Company on December 18, 2002 and was collateralized based on 85% of the net orderly liquidation value of the Borrowers' machinery and equipment. Advances under the remaining original availability under the Term Loans of $23.0 million were made during 2003 and were collateralized by certain real property of the
Borrowers.

As previously discussed, availability under the Term Loans was reduced to $30.0 million pursuant to the Amendment. The balance outstanding under the Term Loans facility at the Amendment date was $24.7 million. At such date, the Company increased its borrowings under the Term Loans to equal the amount available pursuant to the Amendment. Pursuant to the Amendment, the Term Loans are due in
ten consecutive quarterly installments due on the first day of March, June,
September and December of each year through December 2006, each of which (except for the final installment) being in an amount equal to 3.571% of the amended principal balance of the Term Loans. The first installment was due on September
1, 2004 and the last installment will include the entire remaining outstanding principal balance of such Term Loans.

The aggregate principal amount of such Term Loans, with respect to the mortgaged property, is not permitted to exceed 50% of the appraised fair market value of such mortgaged property. The interest on the Term Loans initially was accrued based on the Index Rate plus 2.00% per year, or at the election of the Company, the applicable LIBOR rate plus 3.25% per year. Pursuant to the Amendment, the interest margins were reduced to 1.50% and 2.75% for Index Rate and LIBOR borrowings, respectively.

As of December 31, 2004, the interest rate on the outstanding balance of $27.9 million was comprised of $27.0 million of LIBOR indexed borrowings which accrued interest at the LIBOR rate plus 2.75% and $0.9 million of Index Rate borrowings which accrued interest at the Index Rate plus 1.50%.

Letter of credit sub-facility
-----------------------------

The Credit Agreement also provides for a $100.0 million letter of credit sub-facility. The aggregate amount of such letters of credit may not exceed the lesser of (i) $100.0 million, and (ii) an amount equal to the $300.0 million aggregate commitment under the Revolver, as amended, (the "Maximum Amount"), less the aggregate outstanding principal balance of the Revolver and Swing Line, and (iii) the borrowing base less aggregate outstanding principal balance of the
Revolver and Swing Line. Fees associated with letters of credit initially were equal to 2.75% per annum based on the face amount of the letters of credit (the
"LC Rate"), plus any reasonable out of pocket expenses incurred in arranging for the issuance or guarantee of letters of credit and any customary charges assessed by the issuing bank. Pursuant to the Amendment, the LC Rate was reduced to 2.25%. Letters of credit outstanding under this facility were guaranteed by
Jarden in connection with the consummation of the transactions pursuant to the
Securities Purchase Agreement.

                                       22

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. DEBT - (CONTINUED)

Repayment
---------

The Company may, with prior written notice, voluntarily prepay all or part of the Term Loans and/or permanently reduce the Revolver. Any voluntary prepayment or termination of the Revolver will be subject to payment of certain fees. If at any time the aggregate outstanding balances of the Revolver and the Swing Line exceed the lesser of (i) the Maximum Amount, and (ii) the borrowing base, the
Company must immediately repay the aggregate outstanding advances under Revolver and Swing Line facilities to the extent required to eliminate such excess.

Fees
----

The Company paid $1.1 million, $1.4 million and $8.1 million in fees related to the Credit Agreement in 2004, 2003 and 2002, respectively, which are being amortized to interest expense over the term of the Credit Agreement, as amended.
All unamortized fees were written off in January 2005 concurrent with the termination of the Credit Agreement and repayment of amounts due under such agreement by Jarden in connection with the consummation of the transactions pursuant to the Securities Purchase Agreement (see Note 1).

Covenants
---------

The Credit Agreement contains financial covenants consisting of (i) maximum capital expenditures per year, (ii) minimum fixed charge coverage after restructuring charges ratio, and (iii) minimum fixed charge coverage before restructuring charges ratio. In addition to the foregoing financial covenants, the Credit Agreement also contains various covenants customary for credit facilities of a similar nature, including limitations on the activities of AHI and its subsidiaries to, among other things, (i) engage in mergers and acquisitions, (ii) make investments, (iii) create or assume indebtedness, (iv)
enter into transactions with affiliates, (v) modify their capital structure,
(vi) create or assume any guaranteed indebtedness, (vii) create or assume any liens, (viii) sell, transfer or assign its properties or assets including the stock of any of the subsidiaries, (ix) enter into sale-leaseback transactions,
(x) pay dividends or distributions or redeem or repurchase capital stock or indebtedness, (xi) enter into or be bound by an agreement that limits intercompany dividends or distributions or the payment of intercompany indebtedness, (xii) enter into operating leases for equipment or real estate, or
(xiii) amend the Second Priority Notes. In addition, the Credit Agreement contains affirmative covenants including but not limited to maintenance of insurance and reporting obligations.

The Credit Agreement also contains events of default customary for credit agreements of this type, including failure to pay interest on principal when due and cross-default and cross-acceleration provisions relating to the Company's other indebtedness in excess of $2.5 million.

In the event of default, the interest rates applicable to all loans and the letter of credit fee may be increased by the lender by 2.00% per annum over the interest rate or letter of credit fee otherwise applicable and such interest and fees will be payable on demand.

Second Priority Notes

On December 18, 2002, in connection with the consummation of the Plans, AHI and the Borrowers and the Guarantors under the Credit Agreement, as guarantors, entered into an indenture (the "Indenture") with the Bank of New York
("Trustee") pursuant to which the Company issued $100.0 million aggregate principal amount of 7.50% Payment-in-Kind Second Priority Secured Term Notes due
December 18, 2009. The Second Priority Notes were initially recorded at their fair value of $85.0 million as of December 31, 2002, pursuant to the requirements of fresh start reporting under SOP 90-7. The fair value of the
Second Priority Notes was calculated using a discounted cash flow analysis, with a discount rate based on the estimated market yield required for similar debt securities and issuers having credit structures comparable to the Company. These estimates were determined with the assistance of the financial advisor that had been retained by the Debtors for the Chapter 11 proceedings. The discount is being accreted to interest expense over the term of the Indenture. Discount accretion, excluding the portion of the discount that was accelerated due to the early retirement of a portion of the Second Priority Notes (see discussion below), during both 2004 and 2003 amounted to $1.0 million. Interest is due quarterly, with the first such payment being made on March 18, 2003. On each interest payment date, the Company pays interest in additional Second Priority
Notes in lieu of cash payment. During 2004 and 2003, $6.9 million and $7.8 million in additional Second Priority Notes were issued in lieu of cash interest payments.

                                       23

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. DEBT - (CONTINUED)

In September 2004, net cash proceeds received from the sale of the Powermate
Operating Segment (see Note 3) were used to tender the purchase of $41.4 million face value of the Second Priority Notes. Second Priority Notes with a face value equal to the amount of the tender offer were purchased by the Company in
September 2004, plus accrued interest of approximately $0.8 million. Pursuant to the early extinguishment of the aforementioned face value of Second Priority
Notes, the Company recorded a loss of $5.0 million which is reflected in the accompanying Consolidated Statements of Operations related to the accelerated accretion of the discount recorded at the date of issuance.

AHI's obligations under the Indenture are guaranteed by certain domestic subsidiaries of AHI. In addition, the Second Priority Notes are secured by the same collateral that secures the Credit Agreement on a second priority basis.
GECC, the Agent under the Credit Agreement, serves as collateral agent for the collateral securing both the Credit Agreement and the Indenture.

The Indenture contains certain financial reporting requirements. In addition, the Indenture contains various covenants customary for debentures of a similar nature, including limitations on AHI and its subsidiaries to, among other things, (i) incur additional indebtedness or guarantees, (ii) pay dividends or distributions, repurchase capital stock or repay intercompany indebtedness,
(iii) enter into certain asset sales, (iv) enter into transactions with affiliates, (v) create or assume liens, (vi) make investments, (vii) enter into sale and lease-back transactions, or (viii) enter into or be bound by an agreement that limits intercompany dividends or distributions or payment on intercompany indebtedness. The Indenture contains events of default customary for senior notes of this type including failure to pay interest or principal when due and cross-default or cross-acceleration provisions relating to other indebtedness of the Company of $2.5 million or more. Upon the occurrence of a change of control event (as defined in the Indenture), AHI was required to make an offer to purchase all outstanding Second Priority Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.
In connection with the consummation of the transactions pursuant to the
Securities Purchase Agreement (see Note 1), Jarden repaid all outstanding Second
Priority Notes in full plus accrued interest and the redemption premium.

The fees paid relating to the Indenture in 2004, 2003 and 2002 were immaterial to the Company's consolidated financial statements. These amounts were being amortized to interest expense over eighty-four months effective January 2003.
All unamortized fees were written off in January 2005 concurrent with the termination of the Credit Agreement and repayment of amounts due under such agreement by Jarden in connection with the consummation of the transactions pursuant to the Securities Purchase Agreement (see Note 1).

Other Lines of Credit, Including Foreign Working Capital Facilities

In April 2002, Sunbeam Corporation (Canada) Limited ("Sunbeam Canada"), the
Canadian subsidiary of AHI, entered into a senior secured revolving credit facility for up to $25.0 million Canadian with GECC ("Canadian Revolver").
Availability under this facility is based on a borrowing base consisting of eligible inventory and accounts receivable. This facility is secured by this subsidiary's accounts receivable and inventory and expires in March 2005.
Borrowings under this facility accrue interest at the facility's defined index rate (average rate quoted on Reuters Monitor Screen applicable to Canadian dollar bankers' acceptances with a term of 30 days as of the first business day of the respective month) plus 2.25%. The Company also pays an unused facility fee initially equal to 0.375% per annum on the average unused daily balance of the Revolver. This facility contains various financial covenants including (i) a cumulative consolidated earnings before interest, income taxes, depreciation and amortization covenant, (ii) a cumulative capital expenditures covenant, and
(iii) a tangible net worth covenant. In addition to the foregoing financial covenants, this facility also contains various covenants customary for credit facilities of a similar nature, including reporting obligations and limitations on the activities of Sunbeam Canada to, among other things, (i) make investments, (ii) create or assume indebtedness, (iii) create or assume guarantees, or (iv) sell or transfer assets. There were no amounts outstanding under the Canadian Revolver at December 31, 2004 and 2003. At December 31, 2004,
the Company had $9.3 million (U.S.) available for borrowing under the facility.

In August 2004, the Japanese subsidiary of AHI, Coleman Japan Company, LTD
("Coleman Japan") entered into a term loan facility (the "Japanese Term Loan")
to borrow 700 million Japanese Yen. The Japanese Term Loan matures on July 31,
2005. At December 31, 2004, the full amount is outstanding under this facility, which amounts to $6.8 million (U.S.), and is reflected as "Short-term debt and current portion of long-term debt" in the accompanying Consolidated Balance
Sheets.

                                       24

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. DEBT - (CONTINUED)

In May 2003, Coleman Japan entered into a secured credit facility (the "Japanese
Credit Facility") to borrow up to the lesser of 1.5 billion Japanese Yen, or
$13.8 million (U.S.). The borrowings under the Japanese Credit Facility were secured by an irrevocable standby letter of credit in the amount of $13.8 million. The Japanese Credit Facility and the corresponding letter of credit matured on October 31, 2004, leaving no balance outstanding at December 31,
2004. At December 31, 2003, there was 800 million Japanese Yen (equivalent of
$7.4 million U.S.), outstanding under this facility reflected as "Short-term debt and current portion of long-term debt" in the accompanying Consolidated
Balance Sheets.

At December 31, 2004 and 2003, borrowings under various other foreign credit lines and/or trade accounts receivable financing arrangements entered into by various non-U.S. subsidiaries of AHI totaled $4.5 million and $6.6 million, respectively, and are reflected as "Short-term debt and current portion of long-term debt" in the accompanying Consolidated Balance Sheets. The majority of these foreign credit lines and or arrangements are secured by the foreign subsidiaries' inventory and/or accounts receivable.

Other Long-Term Borrowings

Other long-term borrowings consist primarily of Industrial Revenue Bonds and various equipment financing arrangements.

6. FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

The fair value of the Company's financial instruments as of December 31, 2004 and 2003 was estimated based upon the following methods and assumptions:

Cash and Cash Equivalents - The carrying amount of cash and cash equivalents is assumed to approximate fair value as cash equivalents include all highly liquid, short-term investments with original maturities of three months or less.

Receivables and Accounts Payable - The carrying amount of receivables and accounts payable is assumed to approximate fair value for these instruments because of their short maturities.

Debt - As of December 31, 2004, the fair value of the Company's fixed rate debt is estimated using either reported transaction values or discounted cash flow analysis. The fair value of the Company's fixed rate debt approximated the carrying value of $67.7 million. The carrying value of the Company's variable rate debt is assumed to approximate market based upon periodic adjustments of the interest rate to the current market rate in accordance with the terms of the debt agreements. The fair value of the Company's variable rate debt approximated its carrying value of $50.1 million.

Derivative Financial Instruments

On January 9, 2003, AHI entered into an agreement (the "Hedging Agreement") with
Wachovia, a shareholder of AHI, whereby Wachovia would provide AHI a line of credit for currency, commodity and interest rate hedging. Pursuant to the
Hedging Agreement, AHI provided a letter of credit that varied in amount for the benefit of Wachovia as security for its exposure to AHI under the Hedging
Agreement. At December 31, 2004, there were no outstanding derivative financial instruments with Wachovia and the corresponding letter of credit outstanding for the benefit of Wachovia was cancelled.

Interest rate swap agreements have been used by the Company to reduce the impact on interest expense of fluctuating interest rates on its floating rate debt. At
December 31, 2004, the Company was not a party to any such agreements

                                       25

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

6. FINANCIAL INSTRUMENTS - (CONTINUED)

Effective June 2003, as part of the Hedging Agreement, AHI entered into an interest rate swap agreement ("Swap Agreement") with Wachovia, as part of its management of variable LIBOR rate based interest rate exposures related to its borrowings under the Term Loans and Revolver. The Swap Agreement was amended as of July 2003 and was to extend through September 2005, with Wachovia retaining the right to change the termination date to January 2005. The Swap Agreement exchanged floating LIBOR indexed interest rate payments for fixed interest rate payments periodically over the term of the contract and was accounted for as a cash flow hedge. Notional amounts covered under the Swap Agreement varied to coincide with anticipated LIBOR indexed borrowings and ranged between $30.0 million and $120.0 million. Pursuant to SFAS No. 133, all derivatives are recognized on the balance sheet and measured at fair value. At December 31,
2003, the notional amounts covered under the Swap Agreement totaled $35.0 million. At December 31, 2003, the fair value of the Swap Agreement was a liability of $0.4 million, including $0.1 million in accrued interest, and is reflected in "Other current liabilities" in the accompanying Consolidated
Balance Sheets, with changes in the fair value of the effective portion of the cash flow hedge totaling $0.3 million deferred in "Accumulated other comprehensive income" in the accompanying Consolidated Balance Sheets. Amounts deferred in "Accumulated other comprehensive income" related to the Swap
Agreement were reclassified into the Consolidated Statement of Operations as the hedged exposures affected earnings through the August 31, 2004 when the Swap
Agreement was terminated. The charges associated with terminating the interest rate swap agreement were less than $0.1 million and represented accrued interest plus the change in market value as of the termination date.

Foreign Exchange Rate Contracts - The Company utilizes forward foreign exchange rate contracts ("Forward Contracts") to reduce its foreign currency exchange rate exposures. Since the Company does not designate the Forward Contracts as hedging instruments under SFAS No. 133, all changes in the fair values of such contracts are recognized in earnings in the period of change.

At December 31, 2004, the fair value of open Forward Contracts was a liability of $5.8 million, and is reflected in "Other current liabilities" in the accompanying Consolidated Balance Sheets. The change in the fair values of open
Forward Contracts from December 31, 2003 to December 31, 2004 amounted to $1.2 million and is reflected in "Other expense (income), net" in the accompanying
Consolidated Statements of Operations. U.S. dollar equivalent contractual notional amounts to purchase and sell currencies for open foreign exchange contracts as of December 31, 2004 totaled $127.3 million and $133.6 million, respectively.

At December 31, 2003, the fair value of open Forward Contracts was a liability of $4.6 million, and is reflected in "Other current liabilities" in the accompanying Consolidated Balance Sheets. Expense related to changes in fair values during 2003 of open Forward Contracts amounted to $4.4 million and is reflected in "Other expense (income), net" in the accompanying Consolidated
Statements of Operations. U.S. dollar equivalent contractual notional amounts to purchase and sell currencies for open foreign exchange contracts as of December
31, 2003 totaled $105.9 million and $111.0 million, respectively.

7. ACCOUNTS RECEIVABLE SECURITIZATION

On February 7, 2001, certain Subsidiary Debtors entered into a $200.0 million accounts receivable securitization program (the "A/R Securitization Facility")
with GECC and other purchasers that were signatories thereto (see Note 10). The
A/R Securitization Facility contained cross-default provisions that provided the purchasers of the receivables an option to cease purchasing receivables if, subject to certain grace periods, there was a default under the $285.0 million debtor-in-possession financing agreement (see Note 10). In addition, the A/R
Securitization Facility contained various other covenants customary for these types of programs, including financial covenants. The Subsidiary Debtors that were party to the A/R Securitization Facility retained collection and administrative responsibilities for the receivables sold under such facility.
This program ceased when the Company emerged from Chapter 11 proceedings. During
2002, the Company received approximately $919 million under the A/R
Securitization Facility. Costs of the program totaled $6.5 million during 2002 and are classified as "Interest expense, net" in the accompanying Consolidated
Statements of Operations.

In September of 2001, a foreign subsidiary of AHI in the United Kingdom entered into an agreement to sell certain trade accounts receivable. During the years ended December 31, 2004, 2003 and 2002, the foreign subsidiary received $31.6 million, $29.3 million and $28.7 million, respectively, and incurred costs of
$0.2 million in each 2004, 2003 and 2002 which have been classified as "Interest expense, net" in the accompanying Consolidated Statements of Operations. At
December 31 2003, the foreign subsidiary reduced accounts receivable by $0.9 million for receivables sold under this program. Effective August 2004, the agreement was terminated and replaced by a line of credit secured by pledged receivables. At December 31, 2004, there were no borrowings outstanding under the new agreement.

                                       26

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. ACCOUNTS RECEIVABLE SECURITIZATION - (CONTINUED)

In March of 2001, another foreign subsidiary of AHI in France entered into an agreement to sell certain trade accounts receivable without recourse. During
2004, 2003 and 2002, the foreign subsidiary received $48.5 million, $61.5 million and $50.2 million, respectively, and incurred costs of $0.1 million in
2004 and $0.4 million in both 2003 and 2002, which have been classified as
"Interest expense, net" in the accompanying Consolidated Statements of
Operations. At December 31, 2003, the foreign subsidiary had reduced accounts receivable by $3.1 million for receivables sold under this program. Effective
June 2004, the agreement was terminated and replaced by an unsecured line of credit. At December 31, 2004, there were no borrowings outstanding under the new agreement.

8. INCOME TAXES

Income (loss) before income taxes, discontinued operations and cumulative effect of change in accounting principle (including reorganization costs for the years ended December 31, 2003 and 2002 as well as forgiveness of debt and fresh start accounting adjustments for the year ended December 31, 2002) for each fiscal year is summarized as follows (in thousands):

                                                                                                                   Predecessor
                                                                                      Successor Company              Company
                                                                              ------------------------------      ------------
                                                                                   2004              2003             2002
                                                                              ------------      ------------      ------------

Domestic...............................................................       $    16,478       $   (41,680)      $    (8,731)
Foreign................................................................            22,405            10,713            21,635
                                                                              ------------      ------------      ------------
Income (loss) before reorganization items, income taxes,
  discontinued operations and cumulative effect of change in
  accounting principle.................................................            38,883           (30,967)           12,904
Reorganization costs...................................................                --            (2,493)          (13,679)
Forgiveness of debt....................................................                --                --         1,908,334
Fresh start accounting adjustments.....................................                --                --          (181,193)
                                                                              ------------      ------------      ------------
                                                                              $    38,883       $   (33,460)      $ 1,726,366
                                                                              ============      ============      ============

Income tax expense (benefit) includes current and deferred tax expense (benefit)
for each fiscal year as follows (in thousands):

                                                                                                                   Predecessor
                                                                                     Successor Company               Company
                                                                              ------------------------------      ------------
                                                                                   2004              2003             2002
                                                                              ------------      ------------      ------------

Current:
  Federal.............................................................        $        --       $    (1,612)      $   (13,700)
  State...............................................................                300                --            (2,700)
  Foreign.............................................................              8,476             5,633             5,722
                                                                              ------------      ------------      ------------
                                                                                    8,776             4,021           (10,678)
                                                                              ------------      ------------      ------------
Deferred:
   Federal.............................................................             4,798             1,666            30,224
   State...............................................................               896                10             5,684
   Foreign.............................................................             5,758             3,244            15,507
                                                                              ------------      ------------      ------------
                                                                                   11,452             4,920            51,415
                                                                              ------------      ------------      ------------
                                                                              $    20,228       $     8,941       $    40,737
                                                                              ============      ============      ============

The effective tax rate on income (loss) before income taxes, discontinued
operations and cumulative effect of change in accounting principle varies from the current statutory federal income tax rate as follows:

                                                                                                                  Predecessor
                                                                                      Successor Company             Company
                                                                              ------------------------------      ------------
                                                                                   2004              2003             2002
                                                                              ------------      ------------      ------------

Provision (benefit) at statutory rate..................................            35.0%            (35.0)%          35.0%
State taxes, net.......................................................             3.3              (4.8)           (0.1)
Non-deductible fresh start accounting adjustments......................              --                --             1.6
Non-deductible litigation expense......................................             5.4               2.9             0.2
Financial reporting amount of a subsidiary in excess of tax basis......            11.9                --              --
Non-taxable forgiveness of debt........................................              --                --           (37.5)
Amortization of intangible assets......................................            (3.6)             (0.9)            0.1
Foreign dividends and foreign earnings taxed at other rates............             2.8               6.9             0.2
Valuation allowance....................................................            (0.9)             55.9             4.0
Reorganization costs...................................................              --                --             0.1
Other, net.............................................................            (1.9)              1.7            (1.2)
                                                                              ------------      ------------      ------------
Effective tax rate provision...........................................            52.0%             26.7%            2.4%
                                                                              ============      ============      ============

                                       27

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8. INCOME TAXES - (CONTINUED)

Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                        December 31,              December 31,
                                                                                            2004                      2003
                                                                                       ------------               ------------

Deferred tax assets:
   Receivables.....................................................................    $     3,765                $     4,781
   Postretirement benefits other than pensions.....................................         18,938                     20,720
   Reserves for self-insurance and warranty costs..................................         31,921                     41,068
   Pension liabilities.............................................................         15,990                     15,053
   Inventories.....................................................................         11,035                     14,295
   Net operating loss carryforwards................................................         79,378                    456,382
   Tax credits.....................................................................            593                      3,725
   Depreciation....................................................................         14,029                     15,913
   Operating reserves..............................................................         21,602                     24,981
   Other, net......................................................................         16,344                     21,482
                                                                                       ------------               ------------
       Total deferred tax assets...................................................        213,595                    618,400
   Valuation allowance.............................................................        104,133                    494,041
                                                                                       ------------               ------------
       Net deferred tax assets.....................................................        109,462                    124,359
                                                                                       ------------               ------------
Deferred tax liabilities:
   Acquired intangible assets......................................................        106,321                    115,634
   Discount on Second Priority Notes...............................................          3,141                      5,486
   Financial reporting amount of a subsidiary in excess of tax basis...............         46,821                         --
   Other, net......................................................................             --                      3,239
                                                                                       ------------               ------------
       Total deferred tax liabilities..............................................        156,283                    124,359
                                                                                       ------------               ------------
       Net deferred tax liabilities................................................    $    46,821                $        --
                                                                                       ============               ============

The deferred tax assets and liabilities summarized above are included in the accompanying Consolidated Balance Sheets as of December 31, 2004 and 2003, as
follows:

                                                                                        December 31,              December 31,
                                                                                            2004                      2003
                                                                                       ------------               ------------

Assets:
   Prepaid expenses, deferred income taxes and other current assets................    $    41,918                $    15,143
   Other assets....................................................................          1,796                      2,986
                                                                                       ------------               ------------
       Total deferred tax assets...................................................         43,714                     18,129
                                                                                       ------------               ------------

Liabilities:
   Other current liabilities.......................................................          1,758                      2,372
   Deferred income taxes...........................................................         88,777                     15,757
                                                                                       ------------               ------------
       Total deferred tax liabilities..............................................         90,535                     18,129
                                                                                       ------------               ------------

       Net deferred tax liabilities................................................    $    46,821                $        --
                                                                                       ============               ============

Due to the issuance of legislative regulations in 2004, the Company undertook an analysis of the tax laws applicable to the forgiveness of debt upon the confirmation of the Sunbeam Corporation's Third Amended Plan of Reorganization
(the "Sunbeam Corporation Plan") (see Note 10). Such analysis resulted in adjustments to certain deferred tax assets and liabilities in 2004. The following adjustments have been recorded:

     The deferred tax asset associated with net operating losses ("NOLs") and tax credits of the Company accumulated through 2002 and a corresponding amount of valuation allowance have both been reduced by $389.9 million.

     A deferred tax liability of $46.8 million has been recorded for the difference between the financial reporting amount and the tax basis of stock in a wholly-owned subsidiary held by the Company.

                                       28

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8. INCOME TAXES - (CONTINUED)

The Company continually reviews the adequacy of its valuation allowance. A valuation allowance is recorded if, based on the weight of available evidence, it is more likely than not that a deferred tax asset will not be realized. This assessment is based on an evaluation of the level of historical taxable income and projections for future taxable income. During 2004, the Company's valuation allowance decreased to approximately $104 million principally due to the 2004 adjustments referred to above. In 2003, the Company's valuation allowance was approximately $494 million. As foreign NOLs accumulated prior to 2003 of $113 million are used against taxable income or the valuation allowance is no longer considered necessary, the valuation allowance will be reduced and will result in a corresponding reduction to financial statement goodwill or other non-current intangible assets.

At December 31, 2004, the reserve for tax contingencies related to issues in the
United States and foreign locations was $1.8 million.

As a result of the confirmation of the Sunbeam Corporation Plan, a change in ownership occurred. No annual limitation is imposed on the use of most surviving tax attributes that existed at the Effective Date as a result of the application of Internal Revenue Code Section 382(l)(5).

At December 31, 2004, the Company had NOLs of $1.07 billion for domestic tax purposes, of which approximately $991 million were accumulated through 2002, and
$140.8 million for foreign income tax purposes. The domestic NOLs begin to expire in 2018. Of the foreign NOLs, $1.0 million will expire in the year ending
December 31, 2005, and $0.4 million, $1.9 million, and $2.7 million will expire in the years ending December 31, 2006 through 2008, respectively. Of the remaining foreign NOLs, $6.6 million will expire in years subsequent to 2008 and
$128.2 million have an unlimited life.

As in prior years, the Company has not provided for U.S. income taxes on undistributed foreign earnings of approximately $73 million at December 31,
2004, as it intends to permanently reinvest these earnings in the future growth of the foreign businesses under the guidance provided in APB Opinion No. 23,
"Accounting for Income Taxes - Special Areas". Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

The American Jobs Creation Act of 2004 (the "Act") introduced a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (the "Repatriation Provision"), provided certain criteria are met. The Act provides an 85% dividends received deduction of certain foreign earnings that are repatriated (as defined in the Act) in either the enterprise's last tax year that began before October 22, 2004 (the "Enactment Date") or the first tax year that begins during the one-year period beginning on the Enactment
Date. The Company has not yet completed its evaluation of the effects, if any, of the Repatriation Provision. It does expect such evaluation to be completed by the third quarter of 2005. Since the Company has not completed its evaluation of the effects of such Repatriation Provision, the potential range of income tax effects of such repatriation cannot be reasonably estimated prior to the issuance of these financial statements.

9. EMPLOYEE BENEFIT PLANS

Pension and Other Postretirement Benefit Plans

The Company's defined benefit pension plans are accounted for in accordance with
SFAS No. 87, Employers' Accounting for Pensions ("SFAS No. 87") and SFAS No. 88,
Employers' Accounting for Settlements and Curtailments of Defined Benefit
Pension Plans and for Termination Benefits ("SFAS No. 88"). The Company's
postretirement medical and life insurance plans are accounted for in accordance with SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than
Pensions ("SFAS No. 106").

Unless a mid-year measurement is necessary due to a significant plan amendment, curtailment or settlement, the Company uses a measurement date of December 31 for its pension and postretirement employee benefit plans. The fair value of plan assets is used to determine the expected return on plan assets for its domestic and foreign defined benefit pension plans. The domestic postretirement retiree and life plans are not pre-funded. If required, unrecognized net actuarial gains and losses are amortized over the average remaining service period of active plan participants. If there are no active plan participants, unrecognized net actuarial gains and losses are amortized over the average life expectancy of plan participants.

                                       29

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Sunbeam Products pension plans
------------------------------

Prior to December 31, 2002, a subsidiary of AHI sponsored defined benefit pension plans for Sunbeam Products covering eligible domestic salaried and hourly employees, as well as domestic employees and former employees of divested businesses. Effective December 31, 2002, all of such defined benefit pension plans were consolidated into one plan (the "Sunbeam Products Consolidated
Retirement Plan"). The Sunbeam Products Consolidated Retirement Plan is a
consolidation of multiple types of plans, including dollar per month plans, final average pay plans and one cash balance plan. Benefits under all but one of such plans were frozen at various dates (other than interest credits on cash balance accounts, which continue), most of which were prior to April 1997. For these frozen plans, accordingly, no credit in the pension formula is given for service or compensation of any salaried and hourly domestic Sunbeam Products employees after that date. Employees continue to earn service towards vesting in their interest in the frozen plans. Effective December 31, 2003, the Sunbeam
Products Consolidated Retirement Plan was closed to new participants. As of
December 31, 2004, one group of hourly employees under the Sunbeam Products
Consolidated Retirement Plan continues to accrue benefits under a dollar per month benefit formula.

Coleman pension plans
---------------------

Coleman sponsors a defined benefit pension plan for its U.S. weekly paid salaried employees and hourly paid employees (the "Coleman Hourly Pension
Plan"), which prior to December 31, 2003 was open to new participants, and a defined benefit pension plan for U.S. salaried employees meeting certain eligibility conditions (the "Coleman Salaried Pension Plan"). The Coleman
Salaried Pension Plan is a cash balance plan. Coleman Salaried Pension Plan participants meeting certain eligibility conditions and Coleman Hourly Pension
Plan participants accrued benefits for service through December 31, 2003. During
2003, certain amendments to the Coleman Hourly Pension Plan and the Coleman
Salaried Pension Plan were approved by the Coleman Board of Directors and communicated to affected employees. Pursuant to these amendments, effective
December 31, 2003, Coleman ceased accruals of additional pay credits (but not interest credits on cash balance accounts, which continue) under the Coleman
Salaried Pension Plan and ceased accrual of all additional benefits including payment of future retirement benefits for disability-related retirement under the Coleman Hourly Pension Plan and such plan was closed to new participants.
The curtailment gain associated with the cessation of accruals and disability benefits under the Coleman Hourly Pension Plan and the Coleman Salaried Pension
Plan amounted to $7.1 million in 2003.

BRK Brands pension plans
------------------------

Prior to July 31, 2003, BRK Brands sponsored a defined benefit pension plan for certain collectively bargained hourly employees and a defined benefit plan for other employees meeting certain eligibility provisions, which was a cash balance plan. Effective August 1, 2003, the BRK Brands defined benefit pension plans were merged into one plan (the "BRK Brands Pension Plan"). During 2003, certain amendments to the BRK Brands Pension Plan were approved by the BRK Brands Board of Directors and communicated to affected employees. Pursuant to these amendments effective January 31, 2004, BRK Brands ceased accruals of additional benefits (except for interest credits on cash balance accounts) for non-union participants. The curtailment gain associated with the cessation of accruals under the BRK Brands Pension Plan amounted to $0.1 million in 2003.

During 2004, certain amendments to the BRK Brands Pension Plan were approved by the BRK Brands Board of Directors and the respective labor union and communicated to affected employees. Pursuant to these amendments effective July
1, 2004, BRK Brands ceased accruals of additional benefits for union participants. The curtailment gain associated with the cessation of accruals under the BRK Brands Pension Plan in 2004 was less than $0.1 million.

                                       30

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Pension plans at discontinued operations
----------------------------------------

Prior to April 1, 2003, the Coleman pension plans included certain salaried and hourly Powermate employees who met plan eligibility requirements under the
Coleman Salaried Pension Plan or the Coleman Hourly Pension Plan. Powermate
employees and former employees participating in the Coleman Hourly Pension Plan and the Coleman Salaried Pension Plan were spun off into a new defined benefit pension plan sponsored by Powermate (the "Powermate Pension Plan"). The
Powermate Pension Plan provided for all existing and future pension benefits relating to former and current employees of Powermate. As of its formation, the
Powermate Pension Plan provided the same benefits to its participants as were provided to them under their respective Coleman pension plans. During 2003, certain amendments to the Powermate Pension Plan were approved by the Powermate
Board of Directors and communicated to affected employees. Pursuant to these amendments, effective January 31, 2004, Powermate ceased accrual of additional benefits under the Powermate Pension Plan (other than interest credits on cash balance accounts) including payment of future retirement benefits for disability-related retirement. The curtailment gain associated with the cessation of accruals and disability benefits under the Powermate Pension Plan was $1.8 million in 2003 and is included in "Loss from discontinued operations"
in the accompanying Consolidated Statements of Operations.

Pursuant to the sale of the Powermate Operating Segment (see Note 3), effective as of July 31, 2004, responsibility for the administration of and all benefit obligations and assets under the Powermate Pension Plan were assumed by the buyer. An accrued benefit liability related to the Powermate Pension Plan amounting to $1.7 million is reflected in "Liabilities of discontinued
operations" in the December 31, 2003 Consolidated Balance Sheets and net
periodic pension cost of $0.1 million, benefit of 1.1 million and cost of $0.6 million is reflected in "Loss from discontinued operations" for the years ended
December 31, 2004, 2003 and 2002, respectively in the accompanying Consolidated
Statements of Operations. Costs attributable to Powermate prior to the April 1,
2003 formation of the separate and distinct Powermate Pension Plan (as discussed above), were derived through analysis of plan data performed by the Company's benefit plan actuaries.

Postretirement benefit plans at Sunbeam Products
------------------------------------------------

A subsidiary of AHI maintains postretirement benefit plans that cover retired former Sunbeam Products employees, their covered dependents, as well as certain former employees of divested businesses and their covered dependents. The
Company has consistently funded the cost of these benefits on a pay-as-you-go basis. Effective August 1, 2003, certain postretirement benefit plans that covered retired former Sunbeam Products employees (and their dependents) were amended to increase retiree and spouse contributions and to consolidate existing plans. These changes to the Sunbeam Products postretirement medical plan reduced the plan benefit obligation by approximately $4 million in 2003.

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the
"MMA") was passed in December 2003. The MMA did not have a material impact on the obligations of Sunbeam Products' postretirement medical and life insurance plans since the majority of Medicare-eligible covered participants pay the full cost of prescription drug coverage. The impact to Sunbeam Products'
postretirement benefits plans of all other provisions of the MMA has been determined to be immaterial.

Postretirement benefit plans at Coleman
---------------------------------------

Coleman maintains postretirement benefit plans that cover retired domestic employees (and their covered dependents) and certain eligible current U.S.
employees (and their covered dependents). These plans provide for medical and life insurance benefits, the costs of which the Company has consistently funded on a pay-as-you-go basis. Effective April 1, 2003, certain Coleman postretirement benefit plans were amended to increase retiree and spouse contributions, revise eligibility requirements for retiree medical/prescription drug coverage, reduce the medical benefit for Medicare eligible participants and freeze life insurance coverage to include only those who were retired as of
March 31, 2003. These changes to the Coleman postretirement benefit plan reduced the plan benefit obligation by approximately $18 million in 2003.

Effective March 31, 2004, in accordance with SFAS No. 106, the Company recognized a plan curtailment due to a substantial reduction in the expected years of future service of active plan participants due to a reduction in workforce driven by plant closings and general downsizing (see Note 14). The associated curtailment gain amounted to $3.3 million and is reflected in the accompanying Consolidated Statements of Operations and the plan benefit obligation was reduced by $3.5 million in 2004 pursuant to such curtailment.

                                       31

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Effective August 1, 2004, in response to the MMA, certain Coleman postretirement benefit plans were amended to change the retiree and spouse contribution formula, so that the projected retiree and spouse contribution percentage in any given year is not less than the percentage from the previous year. This change to the Coleman postretirement benefit plan reduced the plan benefit obligation by $4.7 million in 2004.

Obligations and Funded Status for Domestic Plans

The following table includes disclosures of the funded status and amounts recognized relating to the domestic defined benefit pension and postretirement plans for continuing operations in the Company's accompanying Consolidated
Balance Sheets at the end of respective fiscal years (in thousands):

                                                                                                          POSTRETIREMENT
                                                                               PENSION BENEFITS              BENEFITS
                                                                           ----------------------    ----------------------
                                                                              2004         2003         2004         2003
                                                                           ---------    ---------    ---------     --------
CHANGE IN BENEFIT OBLIGATION:

   Benefit obligation at beginning of year..............................   $ 182,966    $ 183,202    $  27,545     $ 46,845
   Service cost.........................................................         188        2,456          359          611
   Interest cost........................................................      10,698       11,418        1,346        1,905
   Participant contributions............................................          --           --          828          690
   Amendments...........................................................        (182)      (7,201)      (4,665)          --
   Curtailments.........................................................          --           --       (3,527)     (21,796)
   Actuarial loss.......................................................       5,352        7,211          192        1,580
   Benefits paid........................................................     (15,576)     (14,120)      (2,177)      (2,290)
                                                                           ---------    ---------    ---------     --------
   Benefit obligation at end of year....................................   $ 183,446    $ 182,966    $  19,901     $ 27,545
                                                                           =========    =========    =========     ========
CHANGE IN PLAN ASSETS:

   Fair value of plan assets at beginning of year.......................   $ 144,638    $ 122,501    $      --     $     --
   Actual return on plan assets.........................................      11,052       19,960           --           --
   Employer contributions...............................................       9,973       16,297        1,349        1,600
   Participant contributions............................................          --           --          828          690
   Benefits paid........................................................     (15,576)     (14,120)      (2,177)      (2,290)
                                                                           ---------    ---------    ---------     --------
   Fair value of plan assets at end of year.............................   $ 150,087    $ 144,638    $      --     $     --
                                                                           =========    =========    =========     ========
RECONCILIATION OF FUNDED STATUS:

   Funded status........................................................   $ (33,359)   $ (38,328)   $ (19,901)    $(27,545)
   Unrecognized net actuarial (gain) loss...............................      (2,609)      (5,474)        (949)       1,601
   Unrecognized prior service benefit...................................          --           --      (18,482)     (19,426)
                                                                           ---------    ---------    ---------     --------
   Net amount recognized................................................   $ (35,968)   $ (43,802)   $ (39,332)    $(45,370)
                                                                           =========    =========    =========     ========
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS CONSIST OF:

   Accrued benefit liability (1)........................................   $ (38,786)   $ (43,966)   $ (39,332)    $(45,370)
   Accumulated other comprehensive loss.................................       2,818          164           --           --
                                                                           ---------    ---------    ---------     --------
   Net amount recognized................................................   $ (35,968)   $ (43,802)   $ (39,332)    $(45,370)
                                                                           =========    =========    =========     ========

ACCUMULATED BENEFIT OBLIGATION..........................................   $ 183,446    $ 182,839           na           na
                                                                           =========    =========

(1) At December 31, 2004 and 2003, respectively, $3.0 million and $12.6 million in accrued benefit liability for domestic pension and postretirement plans for continuing operations is included in "Other current liabilities" and $75.1 million and $76.7 million is included in "Other long-term liabilities" in the
Consolidated Balance Sheets.

                                       32

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Assets and liabilities of domestic pension plans with unfunded accumulated benefit obligations

At December 31, 2004, the projected benefit obligation, the accumulated obligation and the fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $183.4 million,
$183.4 million and $150.1 million, respectively. At December 31, 2003, the projected benefit obligation, the accumulated obligation and the fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $183.0 million, $182.8 million and $144.6 million, respectively.

Components of Net Periodic Cost (Benefit) for Domestic Plans

Net periodic pension cost (benefit) and net periodic postretirement (benefit)
cost for domestic plans of continuing operations include the following components for the years ended December 31, (in thousands):

                                                               Pension Benefits              Postretirement Benefits
                                                        -----------------------------    -------------------------------
                                                          2004       2003      2002        2004        2003       2002
                                                        --------   --------  --------    --------    --------   --------
Components of net periodic cost (benefit):

   Service cost......................................   $   188    $ 2,456   $ 1,951     $   359     $   611    $   885
   Interest cost.....................................    10,698     11,418    11,935       1,346       1,905      2,639
   Expected return on plan assets....................    (8,713)    (7,218)   (7,874)         --          --         --
   Amortization of unrecognized prior service
      benefit (cost).................................        --          1         3      (3,035)     (2,369)    (3,608)
   Recognized net actuarial (gain) loss..............        --         (1)    2,889         (59)        (21)      (160)
   Curtailment gains.................................       (34)    (7,200)       --      (3,301)         --         --
                                                        --------   --------  --------    --------    --------   --------
   Net periodic cost (benefit) ......................   $ 2,139    $  (544)  $  8,904    $(4,690)    $   126    $  (244)
                                                        ========   ========  ========    ========    ========   ========

Foreign Plans

Employees of the Company's foreign subsidiaries generally receive retirement benefits from Company sponsored plans or from statutory plans administered by governmental agencies in their countries. Information presented below relates to a variety of plans primarily at subsidiaries of the Company located in Japan,
Canada, France, Germany and Mexico.

Assets and liabilities of foreign plans with unfunded accumulated benefit obligations

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for foreign pension plans with accumulated benefit obligations in excess of plan assets was $14.3 million, $12.6 million and $5.8 million, respectively, at December 31, 2004 and $12.6 million, $11.1 million and $5.6 million, respectively, at December 31, 2003.

Assets and liabilities of foreign plans with unfunded projected benefit obligations

The projected benefit obligation and fair value of plan assets for foreign pension plans with projected benefit obligations in excess of plan assets was
$14.3 million and $5.8 million, respectively, at December 31, 2004 and $12.6 million and $5.6 million, respectively, at December 31, 2003.

The assets, liabilities and pension costs of the Company's foreign defined benefit retirement plans in the aggregate are as follows.

                                       33

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Obligations and Funded Status for Foreign Plans

The following table includes disclosures in the aggregate of the funded status and amounts recognized relating to foreign defined benefit pension plans in the
Company's Consolidated Balance Sheets at the end of respective fiscal years (in thousands):

                                                                              2004         2003
                                                                           ----------   ----------
CHANGE IN BENEFIT OBLIGATION:

   Benefit obligation at beginning of year..............................   $  12,553    $  10,943
   Service cost.........................................................         646          393
   Interest cost........................................................         631          499
   Settlements/curtailments.............................................        (287)          --
   Actuarial loss (gain)................................................         808         (312)
   Benefits paid........................................................      (1,026)        (727)
   Exchange rate loss...................................................         982        1,757
                                                                           ----------   ----------
   Benefit obligation at end of year....................................   $  14,307    $  12,553
                                                                           ==========   ==========
CHANGE IN PLAN ASSETS:

   Fair value of plan assets at beginning of year.......................   $   5,587    $   4,518
   Actual gain on plan assets...........................................         349          491
   Employer contributions...............................................         827          430
   Settlements..........................................................        (299)          --
   Benefits paid........................................................      (1,026)        (727)
   Exchange rate gain...................................................         402          875
                                                                           ----------   ----------
   Fair value of plan assets at end of year.............................   $   5,840    $   5,587
                                                                           ==========   ==========
RECONCILIATION OF FUNDED STATUS:

   Funded status........................................................   $  (8,467)   $  (6,966)
   Unrecognized net actuarial loss......................................         633          501
   Unrecognized transition obligation...................................          --            1
                                                                           ----------   ----------
   Net amount recognized................................................   $  (7,834)   $  (6,464)
                                                                           ==========   ==========
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS CONSIST OF:

   Accrued benefit liability (1)........................................   $  (7,989)   $  (6,503)
   Accumulated other comprehensive loss.................................         155           39
                                                                           ----------   ----------
   Net amount recognized................................................   $  (7,834)   $  (6,464)
                                                                           ==========   ==========
ACCUMULATED BENEFIT OBLIGATION..........................................   $  12,597    $  11,079
                                                                           ==========   ==========

(1) At December 31, 2004 and 2003, respectively, $0.6 million and $1.6 million in accrued benefit liability for foreign pension plans is included in "Other current liabilities" and $7.4 million and $4.9 million is included in "Other long-term liabilities" in the accompanying Consolidated Balance Sheets.

                                       34

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Components of Net Periodic Cost (Benefit) for Foreign Plans

Net periodic cost for the Company's foreign defined benefit pension plans include the following components for the years ended December 31, (in thousands):

                                                               2004       2003
                                                             --------   --------
Components of net periodic cost:

   Service cost......................................        $   646    $   393
   Interest cost.....................................            631        499
   Expected return on market value of assets.........           (359)      (315)
   Recognized net actuarial loss (gain)..............            760       (249)
   Curtailment/settlement charge.....................             26         --
                                                             --------   --------
   Net periodic cost ................................        $ 1,704    $   328
                                                             ========   ========

Management has determined that obtaining information related to the aggregate net periodic cost (benefit) for the Company's foreign defined benefit pension plans for 2002 is not practicable.

Assumptions

Measurement dates
-----------------

The Company uses a December 31 measurement date for the majority of its domestic and all of its foreign plans, however remeasurements were performed at various dates during 2004 and 2003 due to plan amendments, curtailments and the creation of the Powermate Pension Plan.

Domestic pension plans
----------------------

In determining the actuarial present value of the pension benefit obligation, the weighted average discount rate used was 5.75% and 6.15% for December 31,
2004 and 2003, respectively, and the expected return on plan assets was 8.0% for both 2004 and 2003. The Company considers historical returns and future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio, in the selection of the expected rate of return on plan assets.

The remeasurement performed at March 31, 2004 related to the curtailment recognition in the Coleman postretirement medical plan, used a discount rate of
5.85% and a subsequent remeasurement at July 31, 2004 for the recognition of the plan changes, used a discount rate of 6.15%. The remeasurement performed at
April 30, 2004 related to the amendment to cease accruals under the BRK Brand
Pension Plan (for union employees) used a discount rate of 6.30%. A remeasurement at July 31, 2004 was also performed for the Powermate Pension Plan to recognize the curtailment and settlement of the plan as a result of the sale of the Powermate Operating Segment.

Remeasurements performed at March 31, 2003 related to the creation of the
Powermate Pension Plan and at October 31, 2003 related to the amendment to cease accruals under the Coleman Salaried Pension Plan and the Coleman Hourly Pension
Plan used a discount rate of 6.25%. The remeasurement performed pursuant to the merger of the BRK Brands hourly and salaried pension plans effective August 1,
2003 reflects the use of a 6.5% discount rate. Remeasurements performed at
November 30, 2003 relating to the amendment to cease accruals under the
Powermate Pension Plan and the BRK Brands Pension Plan (for non-union employees)
used a discount rate of 6.15%.

As discussed above, effective December 31, 2003 Coleman ceased accruals of additional pay credits under the Coleman Salaried Pension Plan and ceased accrual of all additional benefits under the Coleman Hourly Pension Plan. In addition, effective January 31, 2004 and July 1 2004, BRK Brands ceased accruals of additional benefits under the BRK Brands Pension Plan for non-union and union participants, respectively. Accordingly, in 2004, assumptions as to the expected increase in future compensations levels are no longer required in the determination of the actuarial present value of the related benefit obligations.
The expected increase in future compensation levels used to determine the actuarial present value of the aforementioned pension obligations in 2003 was
4.0% for Coleman hourly employees and 4.5% for Coleman salaried and all BRK
Brands employees. The use of estimates for increases in future compensation levels is not required for the remaining domestic pension plans due to either,
(i) the cessation of accruals of additional benefits in prior periods, or (ii)
plan structures wherein service costs are based on criteria other than salary.

                                       35

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Postretirement benefit plans
----------------------------

The assumed health care cost trend rates and other assumptions used in measuring the accumulated postretirement benefit obligation at the measurement dates during 2004 and 2003 are as follows:

                                                    2004                                       2003
                                 ------------------------------------------       ------------------------------

Sunbeam Products Plan

  Measurement date                 12/31/04                                          12/31/03        6/30/03
                                 -----------                                       ------------   -------------
  Discount rate                     5.75%                                              6.15%          6.00%

                                Pre-65/Post-65                                    Pre-65/Post-65  Pre-65/Post-65
                                --------------                                    --------------  --------------
  Health care cost trend
    rate for the next year        8.86%/9.29%                                      10.75%/12.00%   10.00%/12.00%
  Rate to which the cost
    trend is assumed to decline   5.00%/5.00%                                       5.00%/5.00%     5.00%/5.00%
  Year that the rate reaches
    the ultimate trend rate        2011/2011                                         2011/2011       2009/2009

Coleman Plan

   Measurement date                12/31/04         7/31/04         3/31/04          12/31/03         2/28/03
                                 -----------      -----------     -----------      ------------    -------------
   Discount rate                     5.75%           6.15%           5.85%             6.15%           6.25%

                               Pre-65/Post-65   Pre-65/Post-65  Pre-65/Post-65    Pre-65/Post-65   Pre-65/Post-65
                               --------------   --------------  --------------    --------------   --------------
  Health care cost trend
    rate for the next year       8.64%/11.00%   10.50%/13.25%    10.50%/13.25%     10.50%/13.25%    10.50%/16.00%
  Rate to which the cost
    trend is assumed to decline  5.00%/5.00%     5.00%/5.00%      5.00%/5.00        5.00%/5.00%      5.00%/5.00%
  Year that the rate reaches
    the ultimate trend rate       2011/2011       2011/2011        2011/2011         2011/2011        2009/2009

The assumed health care cost trend rates and other assumptions used in measuring the net periodic benefit cost for other postretirement benefit plans at various measurement dates during the years ended December 21, 2004, 2003 and 2002 are as follows:

                                                 2004                                          2003                      2002
                           --------------------------------------------------- ----------------------------------- -----------------

Sunbeam Products Plan

  Period                   1/1/04 - 12/31/04                                   7/1/03 - 12/31/03  1/1/03 - 6/30/03 1/1/02 - 12/31/02
                           -----------------                                   -----------------  ---------------- -----------------
  Discount rate                  6.15%                                               6.00%              6.50%            7.50%

                            Pre-65/Post-65                                       Pre-65/Post-65    Pre-65/Post-65    Pre-65/Post-65
                            --------------                                       --------------    --------------    --------------
  Health care cost trend
    rate for the next year  10.75%/12.00%                                        10.00%/12.00%      10.00%/12.00%     10.00%/11.00%
  Rate to which the cost
    trend is assumed to
    decline                  5.00%/5.00%                                          5.00%/5.00%        5.00%/5.00%       4.75%/4.75%
  Year that the rate
    reaches the ultimate
    trend rate                2011/2011                                            2009/2009          2009/2009        2009/2009

Coleman Plan

  Period                   8/1/04 - 12/31/04 4/1/04 - 7/31/04 1/1/04 - 3/31/04 3/1/03 - 12/31/03 1/1/03 - 2/28/03 1/1/02 - 12/31/02
                           ----------------- ---------------- ---------------- ----------------- ---------------- -----------------
  Discount rate                  6.15%             5.85%           6.15%             6.25%             6.50%            7.50%

                            Pre-65/Post-65    Pre-65/Post-65   Pre-65/Post-65    Pre-65/Post-65   Pre-65/Post-65    Pre-65/Post-65
                            --------------    --------------   --------------    --------------   --------------    --------------
  Health care cost trend
    rate for the next year   10.50%/13.25%     10.50%/13.25%    10.50%/13.25%     10.50%/16.00%    10.50%/13.50%     10.00%/11.00%
  Rate to which the cost
    trend is assumed to
    decline                   5.00%/5.00%       5.00%/5.00%      5.00%/5.00%       5.00%/5.00%      5.00%/5.00%       4.75%/4.75%
  Year that the rate
    reaches the ultimate
    trend rate                 2011/2011         2011/2011        2011/2011         2009/2009        2009/2009         2008/2009

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                                   One-Percentage-    One-Percentage-
                                                                   Point Increase     Point Decrease
                                                                   --------------     --------------

Effect on total of service and interest cost components..........      $   120           $  (108)
Effect on the postretirement benefit obligation..................      $ 1,219           $(1,092)

                                       36

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Foreign plans
-------------

In determining the actuarial present value of the foreign pension benefit obligations, weighted average actuarial assumptions utilized for foreign defined benefit plans are as follows for the years ending December 31:

                                               2004             2003
                                            ----------        ---------

         Discount rate                         4.89%            5.31%
         Expected return on plan assets        6.62%            6.78%
         Rate of compensation increase         3.50%            3.51%

The expected return on plan assets was 6.62% and 6.78% for December 31, 2004 and
2003, respectively. The Company considers historical returns and future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio, in the selection of the expected rate of return on plan assets. The discount rate selected for each foreign plan is based on the yields available on quality bonds of appropriate currency and term.
Projected compensation increases reflect current expectations as to future levels of inflation.

Management has determined that obtaining information related to assumptions used in the determination of net periodic pension cost (benefit) for the Company's foreign plans for 2002 is not practicable.

Domestic Plan Assets

The Company's pension plan weighted-average asset allocations at December 31,
2004 and 2003, by asset category are as follows:

                                                  2004           2003
                                               ---------       --------

         Equity securities                        54%             52%
         Debt securities                          36              38
         Other                                    10              10
                                               ---------       ---------
            Total                                100%            100%
                                               =========       =========

The target asset allocation is expected to be 47% for equity securities, 43% for debt securities and 10% for other investments. The assets are invested as part of two master trusts. AHI uses investment managers to invest the assets of the two master trusts. The nominal rate of return objective for all of the assets in the master trusts is 8.5% per year, net of fees. This equates to a real rate of return, net of inflation, of at least 4.0% per year, net of fees. The expected annual return over the long-term is approximately 8.0%. Investment performance is evaluated over full market cycles.

Foreign Plan Assets

The Company's foreign pension plan aggregate weighted-average asset allocations for both actual and target allocations at December 31, 2004 by asset category are as follows:

                                                       2004
                                                     ---------
               Equity securities                        46%
               Debt securities                          32
               Other                                    22
                                                     ---------
                  Total                                100%
                                                     =========

Management has determined that obtaining information related to the aggregate weighted-average asset allocations and aggregate average target asset allocation for the Company's foreign plans for 2003 is not practicable.

                                       37

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. EMPLOYEE BENEFIT PLANS - (CONTINUED)

Domestic Contributions

The Company funds all pension plans in amounts consistent with applicable laws and regulations. In 2005, the Company expects to contribute a total of $3.0 million to its pension ($1.5 million) and other postretirement benefits ($1.5 million) plans.

Foreign Contributions

The Company funds all pension plans in amounts consistent with applicable laws and regulations. In 2005, the Company expects to contribute a total of $0.6 million to its foreign plans.

Domestic Expected Future Benefit Payments

Expected future benefit payments related to both domestic pension and postretirement plans for the next five years ending December 31, and in total for years six through ten are as follows (in thousands):

      Year(s)              Pension          Postretirement            Total
 -----------------    ---------------      ----------------     ---------------
       2005           $    14,168          $     1,493          $    15,661
       2006                13,565                1,305               14,870
       2007                13,783                1,230               15,013
       2008                13,441                1,274               14,715
       2009                13,294                1,302               14,596
 2010 through 2014         65,312                7,016               72,328
                      ---------------      ----------------     ---------------
                      $   133,563          $    13,620          $   147,183
                      ===============      ================     ===============

Foreign Plan Expected Future Benefit Payments

Expected future benefit payments related to foreign pension plans for the next five years ending December 31, and in total for years six through ten are as follows (in thousands):

                        Year(s)                      Pension
                   -----------------              -------------
                         2005                     $      921
                         2006                            977
                         2007                            953
                         2008                            903
                         2009                          1,253
                   2010 through 2014                   6,151
                                                  -------------
                                                  $   11,158
                                                  =============

Domestic Defined Contribution Plans

The Company provides eligible employees (employees with six months or more of service) the opportunity to participate in its American Household, Inc. 401(k)
Savings, Profit Sharing and Retirement Plan (the "401(k) Plan"), formerly known as the Sunbeam Corporation 401(k) Savings, Profit Sharing and Retirement Plan.
Under the 401(k) Plan, participants are eligible to defer from 1% to 50% of their base salary, subject to annual maximum amounts. Prior to January 1, 2004, the Company would match 100% of a participant's contribution to the 401(k) Plan up to the first 2% of a participant's base salary, and thereafter 50% of a participant's contribution to the 401(k) Plan on the next 2% of a participant's base salary. Effective January 1, 2004, the 401(k) Plan was amended to provide that the Company would match 100% of a participant's contribution to the 401(k)
Plan up to the first 3% of a participant's base salary, and thereafter 50% of a participant's contribution to the 401(k) Plan on the next 2% of a participant's base salary. In addition, the Company may make discretionary contributions to the 401(k) Plan. The Company contributed $4.3 million in 2004, $4.3 million in
2003 and $4.5 million in 2002 to the 401(k) Plan related to continuing operations.

Foreign Defined Contribution Plans

At certain of the Company's foreign subsidiaries, the Company provides eligible foreign employees the opportunity to participate in various defined contribution savings, profit sharing and other retirement plans. Contributions to such plans in 2004, 2003 and 2002 were not significant.

                                       38

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. REORGANIZATION UNDER CHAPTER 11 AND ADOPTION OF FRESH START REPORTING

On February 6, 2001, the Debtors filed voluntary petitions under Chapter 11 of
Title 11 of the Bankruptcy Code in the Bankruptcy Court. The Subsidiary Debtors'
cases were being jointly administered separately from the case for Sunbeam
Corporation. On November 25, 2002, by written order dated November 27, 2002, the
Bankruptcy Court confirmed the Sunbeam Corporation Plan and the Subsidiary
Debtors' Third Amended Plan of Reorganization (the "Subsidiary Debtors' Plan"
and together with the Sunbeam Corporation Plan, the "Plans"). On December 18,
2002, the Debtors consummated the Plans and emerged from Chapter 11 proceedings.

Pursuant to the Sunbeam Corporation Plan, among other things, the claims of
Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), Wachovia Bank, National
Association (f/k/a First Union National Bank) ("Wachovia"), and Bank of America,
N.A., ("BoA"), as lenders (the "Secured Lenders") under the approximate $1.6 billion in borrowings under a bank credit facility dated as of March 30, 1998
(as amended, the "Pre-Petition Credit Facility"), were converted into (i) $100.0 million face value of Second Priority Notes, and (ii) 98.5% of the outstanding common stock of AHI, subject to dilution by stock options to be issued to employees, investment in common stock by the CEO (and certain affiliated trusts and individual retirement accounts) and a restricted stock grant to the CEO.
Oaktree Capital received a portion of the shares of common stock to be issued to
BoA under the Sunbeam Corporation Plan as a result of a participation in the
Pre-Petition Credit Facility held by Oaktree Capital through BoA. In addition, pursuant to the Sunbeam Corporation Plan, among other things, (i) holders of pre-petition zero coupon debentures due 2018 (the "Debentures") received their pro rata share of 1.5% of the outstanding common stock of AHI, subject to dilution by stock options to be issued to employees, investment in common stock by the CEO (and certain affiliated trusts and individual retirement accounts)
and a restricted stock grant to the CEO, (ii) certain other unsecured creditors of Sunbeam Corporation will participate in an aggregate $1.0 million cash distribution and (iii) the equity holders of Sunbeam Corporation received no distribution. AHI has not yet distributed the $1.0 million and continues to resolve the claims of unsecured creditors against such monies.

Pursuant to the Subsidiary Debtors' Plan, among other things, (i) the Subsidiary
Debtors became guarantors of the Second Priority Notes issued pursuant to the
Sunbeam Corporation Plan and pledged substantially all of their assets to secure such debt, (ii) all other secured creditors of the Subsidiary Debtors, if any, were rendered unimpaired, (iii) all general unsecured creditors of the
Subsidiary Debtors (other than intercompany claims) were rendered unimpaired, and (iv) all equity interests in the Subsidiary Debtors, which were held by
Sunbeam Corporation or other Subsidiary Debtors, were rendered unimpaired and the common stock of each of Sunbeam Products, Coleman and First Alert/Powermate,
Inc. became subject to employee stock options to be issued by such Subsidiary
Debtors.

In conjunction with the Filings, the Secured Lenders under the Pre-Petition
Credit Facility provided Sunbeam Corporation with $285.0 million of debtor-in-possession financing (the "DIP Credit Facility"), primarily to finance the working capital needs of the Debtors. The DIP Credit Facility was repaid in connection with the consummation of the Plans. Under the terms of an amendment dated March 13, 2002 the Company paid an amendment fee of $4.0 million. This fee was amortized to interest expense using the straight-line method over the one-year period of the amendment and the unamortized balance was written off upon emergence from Chapter 11 proceedings. Borrowings under the DIP Credit
Facility accrued interest at the Company's option: (i) LIBOR plus 3.50% or (ii)
prime rate plus 2.50%. The weighted average interest rate for the DIP Credit
Facility was 6.19% for 2002.

In addition, in conjunction with the Filings, Coleman, Sunbeam Products, BRK
Brands and Powermate, each a Subsidiary Debtor, entered into the $200.0 million
A/R Securitization Facility (see Note 7). The A/R Securitization Facility was
terminated in connection with the consummation of the Plans.

                                       39

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. REORGANIZATION UNDER CHAPTER 11 AND ADOPTION OF FRESH START REPORTING -
(CONTINUED)

The Effective Date of the Debtors' emergence from Chapter 11 proceedings was
December 18, 2002. For accounting purposes, the Company adopted, as of December
31, 2002, the fresh start reporting requirements pursuant to SOP 90-7. The
Company was required to adopt fresh start accounting as the holders of the existing voting shares immediately prior to the Filings received less than 50%
of the voting shares of the emerging entity and its reorganization value was less than the total of its post-petition liabilities and allowed claims. In the fresh start accounting process, an aggregate value of $508.2 million was assigned to the Company's consolidated shareholders' equity. The Company's estimated equity value was based upon the enterprise value for the Company. The enterprise value of the Successor Company was the mid-point of a range of enterprise values based on a third party appraisal that considered many factors and various valuation methods, including a valuation prepared by the Debtors'
financial advisor for their Chapter 11 proceedings, using a discounted cash flow analysis based upon projected financial information, publicly traded company market multiples of certain companies' operating businesses viewed to be similar to that of the Company, and other applicable ratios and valuation techniques believed by the Company and such financial advisor to be appropriate for the purposes of such valuation. The valuations were based upon a number of estimates and assumptions, which are inherently subject to significant uncertainties and contingencies beyond the control of the Company.

SOP 90-7 requires an allocation of the reorganization equity value to the assets and liabilities of the Successor Company in conformity with procedures specified by SFAS No. 141, Business Combinations. Management obtained valuations from independent third parties that, along with other market and related information and analyses, were utilized in assigning fair values to assets and liabilities.
The fresh start adjustments resulted in, among other things, the allocation of the excess of the reorganization value over the fair value of identifiable tangible and intangible assets to "Reorganization value in excess of amounts allocable to identifiable assets" in the Successor Company's Consolidated
Balance Sheet.

Expenses and income directly incurred or realized as a result of the Filings have been segregated from the normal operations and are disclosed separately.
The major components of such costs for the years ended December 31, 2003 and
2002, as they relate to continuing operations, are as follows (in thousands):

                                                         2003           2002
                                                    -------------  -------------
Forgiveness of debt...............................  $      --      $ (1,908,334)
                                                    =============  =============
Fresh start accounting adjustments................  $      --      $    181,193
                                                    =============  =============
Reorganization costs:
  Professional fees and administrative expenses...  $    1,036     $      8,900
  Severance and other employee costs..............       1,457            4,779
                                                    -------------  -------------
Total.............................................  $    2,493     $     13,679
                                                    =============  =============

Forgiveness of debt

Amount represents the gain resulting from the discharge of debt in accordance with the Sunbeam Corporation Plan. This gain reflects the discharge of certain liabilities of Sunbeam Corporation that were known to the Company or estimable prior to the Filings, for which the Company was seeking relief pursuant to the
Sunbeam Corporation Plan. These liabilities consisted primarily of amounts outstanding under the Pre-Petition Credit Facility and amounts owed related to the Debentures (net of unamortized discount), accounts payable, accrued interest and other accrued expenses.

Fresh start accounting adjustments

In accordance with the fresh start accounting requirements of SOP 90-7, amount represents the charge to earnings resulting from adjusting the carrying value of assets and liabilities to fair value. Fresh start adjustments related to discontinued operations are included in "Loss from discontinued operations" in the Consolidated Statement of Operations.

Professional fees and administrative expenses

Professional fees and administrative expenses relate to legal, accounting and other professional costs directly attributable to the Filings. Fees and expenses incurred related to discontinued operations are included in "Loss from discontinued operations" in the Consolidated Statement of Operations.

                                       40

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. REORGANIZATION UNDER CHAPTER 11 AND ADOPTION OF FRESH START REPORTING -
    (CONTINUED)

Severance and other employee costs

Severance costs relate to certain headcount reductions due to organizational changes as a result of the Debtors' reorganization. Other employee costs relate to retention payments to certain key employees to encourage continued employment with the Company throughout the Chapter 11 proceedings.

Contractual interest expense related to Predecessor Company debt

As a result of the Filings, no principal or interest payments were made on the outstanding borrowings under the Pre-Petition Credit Facility after the date of the Filings. In addition, the Company ceased accruing interest on the
Pre-Petition Credit Facility and ceased amortizing the discount on the
Debentures in accordance with SOP 90-7. Contractual interest expense not accrued or recorded on the Pre-Petition Credit Facility totaled $130.0 million for the year ended December 31, 2002. Amortization of discount on the Debentures not recorded for the same period amounted to $45.7 million.

11. SHAREHOLDERS' EQUITY (DEFICIENCY)

AHI Common Stock

At December 31, 2004 and 2003, AHI had 75,000,000 shares of $0.01 par value common stock authorized. See Note 1 for discussion related to the January 2005 consummation of the transactions pursuant to the Securities Purchase Agreement.

Adjustment for Fair Value of CEO Investment in Common Stock

In connection with the Company's emergence from Chapter 11, the former CEO (and certain affiliated trusts and individual retirement accounts) purchased 292,844 shares of AHI common stock for $3.0 million. The shares were valued at $4.7 million, consistent with the per share fair value derived from the Successor
Company's fresh start equity value of $508.2 million as of December 31, 2002.
The difference between the $4.7 million fair value of the shares and the $3.0 million paid was recorded as compensation expense in 2003.

Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income are as follows (in thousands):

                                                                    Unrealized
                                                                    Changes in
                                                       Minimum       Value of
                                        Translation    Pension    Interest Rate
                                        Adjustments   Liability    Derivatives      Total
                                        -----------   ---------    -----------   ---------

Balance at December 31, 2002........   $       --     $     --     $       --    $      --
Balance at December 31, 2003........   $   11,657     $   (139)    $     (347)   $  11,171
Balance at December 31, 2004........   $   19,595     $ (1,841)    $       --    $  17,754

12. EMPLOYEE STOCK OPTIONS AND AWARDS

Stock Options Plans

In connection with the consummation of the Plans, each of AHI, Sunbeam Products,
Coleman and First Alert/Powermate, Inc. created management equity plans (the
"AHI Option Plan", the "Sunbeam Products Option Plan", the "Coleman Option Plan"
and the "FAP Option Plan", respectively, and collectively, the "Option Plans")
which became effective on December 18, 2002. For accounting purposes, all option grants under the Option Plans made on the Effective Date were accounted for as if the date of the grant was January 1, 2003.

                                       41

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. EMPLOYEE STOCK OPTIONS AND AWARDS - (CONTINUED)

The determination of fair value for stock options initially granted under the
Option Plans was based upon the enterprise values for the Company and its business units that were obtained in connection with the Debtors' Plans. As shares of common stock of AHI subsequent to the consummation of the Sunbeam
Corporation Plan have never been listed on a national securities exchange or traded in an over-the-counter market, the fair value of grants made subsequent to the Effective Date was determined based upon periodic appraisals of the
Company.

AHI Option Plan
---------------

Under the AHI Option Plan, 2,296,433 shares of AHI common stock were reserved for issuance. Officers, employees or consultants of AHI were eligible for grants of stock options and stock appreciation rights under the AHI Option Plan. Of the total shares of stock reserved for awards under the AHI Option Plan, options to purchase 1,275,797 shares were to be granted at an exercise price of $12.61 per share based on an assumed equity value of $400.0 million, options to purchase
510,318 shares were to be granted having an exercise price of $14.97 per share based on an assumed equity value of $475.0 million, and options to purchase
510,318 shares were to be granted having an exercise price of $17.34 per share based on an assumed equity value of $550.0 million.

Options to purchase 2,013,250 shares of AHI common stock were granted under the
AHI Option Plan effective December 18, 2002. These grants included options to purchase (i) 1,128,700 shares at an exercise price of $12.61 per share, of which
925,300 options were granted to the CEO and certain other senior executives of
AHI, (ii) 442,275 shares at an exercise price of $14.97 per share, all of which were granted to the CEO and certain other senior executives of AHI, and (iii)
442,275 shares at an exercise price of $17.34 per share, all which were granted to the CEO and certain other senior executives of AHI.

As the result of terminations during 2003, option grants under the AHI Option
Plan to purchase 261,734 shares were cancelled including (i) 146,030 options at an exercise price of $12.61 per share, 120,086 of which were granted to certain senior executives of AHI other than the CEO, (ii) 57,852 options at an exercise price of $14.97 per share, all of which were granted to certain senior executives of AHI other than the CEO, and (iii) 57,852 options at an exercise price of $17.34 per share, all of which were granted to certain senior executives of AHI other than the CEO.

As the result of terminations during 2004, option grants under the AHI Option
Plan to purchase 92,150 shares were cancelled including (i) 71,770 options at an exercise price of $12.61 per share, 50,006 of which were granted to certain senior executives of AHI other than the CEO, (ii) 10,190 options at an exercise price of $14.97 per share, all of which were granted to certain senior executives of AHI other than the CEO, and (iii) 10,190 options at an exercise price of $17.34 per share, all of which were granted to certain senior executives of AHI other than the CEO.

During 2003, options to purchase 372,095 shares of AHI common stock were granted under the AHI Option Plan consisting of (i) 153,200 options at an exercise price of $12.61 per share, 143,000 of which were granted to the CEO and certain other senior executives of AHI, (ii) 125,895 options at an exercise price of $14.97 per share, 93,000 of which were granted to the CEO and certain other senior executives of AHI, and (iii) 93,000 options at an exercise price of $17.34 which were granted to the CEO and certain other senior executives of AHI.

During 2004, options to purchase 7,905 shares of AHI common stock at an exercise price of $14.97 per share were granted under the AHI Option Plan.

Non-cash compensation expense measured in accordance with APB No. 25 related to compensatory stock option grants under the AHI Option Plan through December 31,
2004 is being recognized over the vesting period of such grants. Accordingly, compensation expense of $2.2 million and $3.3 million was recognized during 2004 and 2003, respectively.

Under the AHI Option Plan, options may be incentive options or non-qualified options. In addition, under the AHI Option Plan, stock appreciation rights either in connection with a grant of stock options or unrelated stock appreciation rights may be granted. The AHI Option Plan is governed by a committee of the Board of Directors of AHI, or if no committee exists, the Board of Directors of AHI. Stock options and stock appreciation rights granted under the AHI Option Plan vest in the event of a change of control (as defined in the
AHI Option Plan.)

                                       42

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. EMPLOYEE STOCK OPTIONS AND AWARDS - (CONTINUED)

The AHI Option Plan provides for certain acceleration of vesting in the event of the termination of a participant's employment due to death, disability or termination without cause. If any shares of AHI common stock were to be acquired upon exercise of stock options granted pursuant to the AHI Option Plan, they would be subject to transfer restrictions and a right of first offer on the part of AHI.

The number of shares subject to stock option and stock appreciation rights are subject to adjustment to prevent enlargement or diminution of rights in the event of any stock split, recapitalization, stock dividend, reverse stock split, spin-off, exchange of shares or similar change in AHI's capital structure, or in the event of an extraordinary dividend (as defined in the AHI Option Plan), as determined by the committee or if no committee, the Board administering the AHI
Option Plan.

The stock options granted under the AHI Option Plan have a term of ten years, subject to certain exceptions. Stock options granted on or within 60 days after
December 18, 2002 to participants who were hired by AHI on or before August 30,
2002 were immediately vested and exercisable as to one-third of such shares and the remaining stock options vest and become exercisable as to one-third of the shares on each of the first and second anniversaries of the date of grant.
Subject to certain exceptions for grants to the CEO and certain other senior executives of AHI who were hired on or before August 30, 2002, all stock options granted to participants who were hired or retained by the Company after August
30, 2002 or stock options granted subsequent to February 18, 2003, will vest and become exercisable as to one-third of the shares on each of the first, second and third anniversaries of the date of grant.

No options have been exercised under the AHI Option Plan. In connection with the consummation of the transactions pursuant to the Securities Purchase Agreement
(see Note 1), all stock options outstanding under the AHI Option Plan at the closing date were cancelled without being exercised and without any action on the part of the holders in accordance with the terms of such plan, and as a result of such cancellation, the holders received cash payments.

Subsidiary Option Plans
-----------------------

Under the Sunbeam Products Option Plan, the Coleman Option Plan and the FAP
Option Plan, (collectively the "Subsidiary Option Plans") 577,438 shares of common stock of Sunbeam Products, 866,849 shares of common stock of Coleman and
215,387 shares of common stock of First Alert/Powermate, Inc. are reserved for issuance. Under the Subsidiary Option Plans, officers, employees or consultants of the subsidiaries are eligible for grants of stock options or stock appreciation rights. Grants under the Subsidiary Option Plans from inception through December 31, 2003 were issued at an exercise price of $12.97 per share.

Stock options and stock appreciation rights granted under the Subsidiary Option
Plans will not vest until a change in control or a public offering (each as defined in the Subsidiary Option Plans.) The stock options granted under the
Subsidiary Option Plans have a term of ten years from date of grant and are governed by a committee of the Board of Directors of AHI, or if no committee exists, the Board of Directors of AHI. Under the Subsidiary Option Plans, stock options may be incentive options or non-qualified options. In addition, under the Subsidiary Option Plans, stock appreciation rights, either in connection with a grant of stock options, or unrelated stock appreciation rights may be granted. The number of shares subject to stock options or stock appreciation rights are subject to adjustment to prevent enlargement or diminution of rights in the event of any stock split, recapitalization, stock dividend, reverse stock split, spin-off, exchange of shares or similar change in Subsidiaries' capital structure or in the event of an extraordinary dividend as defined in the
Subsidiary Option Plans.

In connection with the sale of Powermate, the Board of Directors of AHI approved a partial payment on stock options granted under the FAP Option Plan, without such options being cancelled and without any action on the part of the holders, based on the net proceeds from such sale over the assumed equity value of
Powermate for purposes of granting stock options under the FAP Option Plan on
December 18, 2002. During 2004, the FAP Option Plan was terminated and certain plan participants formerly of the First Alert and BRK Brands businesses received grants under the Sunbeam Products Option Plan upon transfer of the management of such business to Sunbeam Products.

Also in connection with the pending sale of Powermate, effective March 1, 2004, the Company transferred management of the First Alert and BRK Brands businesses to Sunbeam Products. In addition, the exercise price of the stock options granted under the Sunbeam Products Option Plan was increased to $16.13 per share.

                                       43

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. EMPLOYEE STOCK OPTIONS AND AWARDS - (CONTINUED)

No options have been exercised under the Sunbeam Products Option Plan or the
Coleman Option Plan. In connection with the consummation of the transactions pursuant to the Securities Purchase Agreement (see Note 1) all stock options outstanding under the Sunbeam Products Option Plan and the Coleman Option Plan
were cancelled at the closing date without being exercised and without any action on the part of the holders in accordance with the terms of such plans, and as a result of such cancellation the holders received cash payments and, in the case of certain senior management, restricted stock of Jarden.

Pursuant to guidance provided by APB No. 25, the option grants under the
Subsidiary Option Plans are deemed to have grant and measurement dates that are not the same, and as such, will be accounted for as variable awards. No compensation expense will be recognized related to the Subsidiary Option Plans unless a change of control or public offering of the common stock of such subsidiary occurs triggering the immediate vesting of the respective stock options.

A summary of the status of the Company's outstanding stock options and changes during the year is presented below:

                                                     Sunbeam Products
                               AHI Option Plan          Option Plan          Coleman Option Plan        FAP Option Plan
                           ---------------------   ---------------------    ---------------------   -----------------------
                                       Weighted                Weighted                 Weighted                  Weighted
                                        Average                 Average                  Average                   Average
                                       Exercise                Exercise                 Exercise                  Exercise
                             Shares      Price      Shares       Price        Shares      Price      Shares         Price
                           ----------  ---------   ---------  ----------    ----------  ---------   --------     ----------

Plan options:
-------------
Options granted as of the
  Effective Date..........  2,013,250   $ 14.17     543,900    $ 12.97        803,725    $ 12.97     202,200       $ 12.97
  Granted.................    372,095     14.59      17,050      12.97         44,775      12.97      42,837         12.97
  Exercised...............         --        na          --         na             --         na          --            na
  Cancelled...............   (261,734)    14.18     (25,650)     12.97        (95,550)     12.97     (29,750)        12.97
                            ---------               -------                   -------                -------
  Options outstanding at
    December 31, 2003.....  2,123,611   $ 14.24     535,300    $ 12.97        752,950    $ 12.97     215,287       $ 12.97
                            =========               =======                   =======                =======

  Options exercisable at
    December 31, 2003.....  1,263,270   $ 14.19          --         na             --         na          --            na

  Weighted-average fair
    value of options
    granted at the
    Effective Date and
    during 2003...........              $  4.74                $  3.21                   $  1.43                   $  7.08

Options outstanding at
  January 1, 2004.........  2,123,611   $ 14.24     535,300    $ 16.13(1)     752,950    $ 12.97     215,287       $ 12.97
  Granted.................      7,905     14.97      34,300      16.13        238,025      12.97      14,103         12.97
  Exercised...............         --        na          --         na             --         na          --            na
  Cancelled...............    (92,150)    13.39     (36,800)     16.13       (442,350)     12.97    (229,390)        12.97
                            ---------               -------                   -------                -------
  Options outstanding at
    December 31, 2004.....  2,039,366   $ 14.28     532,800    $ 16.13        548,625    $ 12.97          --            na
                            =========               =======                   =======                =======

  Options exercisable at
    December 31, 2004.....  1,851,395   $ 14.26          --         na             --         na          --            na

  Weighted-average fair
    value of options
    granted during 2004...              $ 12.14                $  8.82                   $ 11.01                   $  9.13

(1) See discussion above related to the change in strike price for stock options outstanding under the Sunbeam Products Option Plan effective March 31, 2004.

                                       44

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. EMPLOYEE STOCK OPTIONS AND AWARDS - (CONTINUED)

The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                               2004                2003
                                          ---------------     ---------------

     Expected volatility                       0.0%                 0.0%
     Risk-free interest rates             3.04% - 4.07%       2.76% - 4.04%
     Dividend yield                            0.0%                 0.0%
     Expected life in years                     5                    5

The following table summarizes information about stock options outstanding under the AHI Option Plan at December 31, 2004:

                           Number         Weighted-Average
                         Outstanding         Remaining          Weighted-Average
Exercise Prices          at 12/31/04  Contractual Life (Years)   Exercise Price
---------------          -----------  ------------------------   --------------

AHI Option Plan

$12.61.................   1,064,100             8.06
$14.97.................     508,033             8.18
$17.34.................     467,233             8.11
                          ---------
$12.61 to $17.34.......   2,039,366             8.10               $    14.28
                          =========                                ===========

The weighted average remaining contractual life of stock options outstanding at
December 31, 2004 under the Sunbeam Products Option Plan and the Coleman Option
Plan is 8.08 and 8.73 years, respectively.

The following table summarizes information about stock options exercisable at
December 31, 2004 under the AHI Option Plan:

                                                Number
                                              Exercisable     Weighted-Average
Exercise Prices                               at 12/31/04      Exercise Price
---------------                               -----------     ----------------
$12.61...................................       984,632
$14.97...................................       438,864
$17.34...................................       427,899
                                             ----------
$12.61 to $17.34.........................     1,851,395          $    14.26
                                             ==========          ===========

Successor Company Restricted Stock Grant

On December 18, 2002, the Company granted the former CEO 170,106 shares of restricted stock. The shares of restricted stock are valued at $16.02 per share for accounting purposes based on the Successor Company's equity value of $508.2 million as of December 31, 2002. For accounting purposes, this transaction is accounted for as if the date of the grant had been December 31, 2002. One-third of the shares will vest, and the risk of forfeiture with respect to such shares will lapse, on each of the first, second and third anniversaries of the
Effective Date, provided that the CEO's employment with the Company continues until each such date. Upon death or disability of the CEO, 60% of the then remaining restricted shares as of the date of such event shall fully vest. The balance of any then remaining restricted shares not vested will be forfeited as of such date. In the event that the CEO's employment is terminated by the
Company without cause or by the CEO due to a constructive termination without cause, the then remaining restricted shares shall fully vest as of such termination date. In the case of a termination for cause by the Company or a voluntary termination by the CEO (other than due to death, disability or a constructive termination without cause), the CEO will forfeit any then remaining restricted shares as of such termination date. Upon a "change in control" as defined in the CEO's employment agreement, the then remaining restricted shares shall fully vest as of the date of such event. The restricted shares are subject to the Securityholders' Agreement defined in Note 16 and certain restrictions on transfer. Compensation expense of $2.7 million related to this grant is to be recognized by the Successor Company over the vesting period beginning January 1,
2003, of which $0.7 million and $1.7 million has been recognized during 2004 and
2003, respectively, and is included in SG&A in the Consolidated Statements of
Operations. The remaining unamortized deferred compensation is $0.3 million as of December 31, 2004.

                                       45

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13. GAIN ON INSURANCE SETTLEMENTS

During the third quarter of 2001, the Company experienced a fire in one of its international manufacturing facilities, resulting in losses of inventory, buildings and machinery and the interruption of business operations. Through
December 31, 2003, the Company received net insurance proceeds of $12.3 million related to its property and inventory claims of which $2.6 million and $5.8 million were received during 2003 and 2002, respectively. In addition, the
Company also received $2.8 million during 2003 in connection with the Company's claim for reimbursement related to business interruption for the 2002 and 2001 periods. The Company recognized a gain of $2.4 million and $3.1 million related to the property claims in 2003 and 2002, respectively, and $2.8 million related to business interruption claims in 2003. The gains are included in "Other expense (income), net" in the Consolidated Statements of Operations for the
years ended December 31, 2003 and 2002.

14. ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

Coleman Manufacturing Operations Downsizing - France

During 2003, Coleman announced its intention to outsource the manufacture of its outdoor recreation appliances manufactured at its Lyon, France facility. This outsourcing initiative is not related to the European Restructuring Plan initiated in 2000 and discussed below. In 2004, Coleman initiated the outsourcing activities upon completion of reviews conducted by governmental and union officials. Other manufacturing operations in Lyon will be unaffected.
During 2004, the Company recorded charges of $14.9 million consisting of severance and other employee benefit-related costs ($10.8 million), other costs
($3.6 million) which are reflected in "Restructuring charges" and inventory related charges ($0.5 million) which are reflected in COGS in the accompanying
Consolidated Statements of Operations. Other costs in 2004 primarily consist of professional and legal fees and costs associated with manufacturing inefficiencies directly related to the plant closing. During 2003, the Company recorded charges of $0.4 million. The initiative is scheduled to be largely completed in 2006 and is expected to result in the termination of 119 employees, of which 15 were terminated as of December 31, 2004. The Company expects that it will incur additional charges of $2.8 million related to this initiative. During
2004, the Company paid $0.6 million in severance and other employee benefit-related costs and $2.8 million in other costs. During 2003, the Company paid $0.4 million in other costs. As of December 31, 2004, $12.3 million, primarily related to severance and other employee benefit-related costs, remains accrued, of which $8.2 million is reflected in "Other current liabilities" and
$4.1 million is reflected in "Other long-term liabilities" in the accompanying
Consolidated Balance Sheets. The amounts accrued are expected to be paid by
2007.

Coleman Manufacturing Operations Downsizing - U.S. Facilities

In December 2003, Coleman announced its plans to (i) outsource a significant portion of its camping appliance manufacturing operations located in Wichita,
Kansas, and (ii) close its sleeping bag operations in Lake City, South Carolina and outsource those manufacturing operations. The reduction in workforce at the
Wichita facility resulted in the termination of 115 employees in 2004. The closing of the Lake City facility resulted in the termination of 177 employees in 2004. In addition, during 2003, Coleman made a decision to sell its Pocola,
Oklahoma furniture manufacturing facility. The sale of the Pocola facility was completed in January 2004 and resulted in the elimination of 53 positions.
During 2004, the Company recorded charges of $3.9 million related to these initiatives consisting of severance and other employee benefit-related costs
($2.2 million), other costs ($1.0 million) and fixed asset impairment ($0.7 million). During 2003, the Company recorded charges of $4.3 million related to these initiatives consisting of severance and other employee benefit-related costs ($1.2 million), fixed asset impairment ($1.0 million) and other costs
($0.9 million) which are reflected in "Restructuring charges", and inventory related charges ($1.2 million) which are reflected in COGS in the accompanying
Consolidated Statements of Operations. The Company paid $3.2 million of severance and other employee benefit-related costs and $1.2 million of other costs in 2004 and paid $0.7 million of other costs in 2003. As of December 31,
2004, $0.3 million, related to severance and other employee benefit-related costs, remains accrued and is reflected in "Other current liabilities" in the accompanying Consolidated Balance Sheets. The amounts accrued are expected to be paid by December 31, 2005.

At December 31, 2004, real estate and machinery and equipment related to the closed Lake City facility totaling $1.8 million is reflected in "Assets held for sale" in the accompanying Consolidated Balance Sheets.

                                       46

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES - (CONTINUED)

Consolidation of Sunbeam Products Distribution, Warehousing and Service Center
Facilities

In February 2003, Sunbeam Products announced that it was moving its distribution and warehousing function from its Hattiesburg, Mississippi facility to its
Neosho, Missouri facility. In addition, in July 2003, Sunbeam Products announced that it was discontinuing production in its Hattiesburg, Mississippi facility and outsourcing and/or relocating other manufacturing functions to other Sunbeam
Products facilities. In addition, the service center in Purvis, Mississippi was closed and the functions provided at such facility were moved to other Sunbeam
Products facilities. These initiatives resulted in the elimination of 385 positions, all of which were eliminated as of December 31, 2004. See Note 3 for discussion of the sale of the coffee filter business which was located at the
Hattiesburg facility. During 2004, the Company recorded charges of $2.8 million related to these initiatives consisting of severance and other employee benefit-related costs ($0.8 million), other costs ($1.2 million) and fixed asset impairment ($0.8 million). Other costs primarily consist of temporary labor-related costs. During 2003, the Company recorded charges of $10.7 million related to these initiatives consisting of severance and other employee benefit-related costs ($4.9 million) and other costs ($5.5 million) which are reflected in "Restructuring charges" and inventory related charges ($0.3 million) which are reflected in COGS in the accompanying Consolidated Statements of Operations. Other costs primarily include expenses driven by inefficiencies related to distribution activities and temporary labor. In 2004, the Company paid $3.1 million relating to severance and other employee benefit-related costs and $1.4 million related to other costs. In 2003, the Company paid $2.2 million relating to severance and other benefit-related costs and $5.4 million related to other costs. At December 31, 2004, $0.5 million, primarily related to severance and other employee benefit-related costs, remains accrued and is reflected in "Other current liabilities" in the accompanying Consolidated
Balance Sheets. The amounts accrued are expected to be paid by December 31,
2005.

At December 31, 2004 and 2003, property, plant and equipment related to the facilities discussed above totaling $7.6 million and $11.0 million, respectively, is reflected in "Assets held for sale" in the accompanying
Consolidated Balance Sheets.

Consolidation and Downsizing of Manufacturing Operations - Mexico

In July 2003, Sunbeam Products announced its plans to close its manufacturing facility located in Matamoros, Mexico. The Company moved certain operations of that facility to other Sunbeam Products facilities and outsourced the manufacturing of the remaining functions performed at such facility. This initiative resulted in the elimination of 530 positions, all of which were eliminated as of December 31, 2004. During 2004, the Company recorded charges of
$1.8 million related to these initiatives consisting of severance and other employee benefit-related costs ($1.1 million), other costs ($0.5 million), fixed asset impairment ($0.1 million) which is reflected in "Restructuring charges"
and inventory related charges ($0.1 million) which is reflected in COGS in the accompanying Consolidated Statements of Operations. During 2003, the Company
recorded charges of $5.3 million related to these initiatives consisting of severance and other employee benefit-related costs ($4.7 million) and other costs ($0.3 million) which are reflected in "Restructuring charges" and inventory related charges ($0.3 million) which are reflected in COGS in the accompanying Consolidated Statements of Operations. In 2004, the Company paid
$4.2 million relating to severance and other employee benefit-related costs and
$0.5 million relating to other costs. In 2003, the Company paid $1.7 million relating to severance and other employee benefit-related costs and paid $0.3 million related to other costs. As of December 31, 2004, $0.2 million, primarily related to severance and other employee benefit-related costs, remains accrued and is reflected in "Other current liabilities" in the accompanying Consolidated
Balance Sheets. The amounts accrued are expected to be paid by December 31,
2005.

Management Reorganizations

In connection with the Company's strategic planning processes, a number of cost savings initiatives were undertaken. During 2002, the Company recorded severance charges of $2.0 million as a result of the elimination of 3 positions resulting from cost saving initiatives, of which $1.5 million is reflected in
"Reorganization costs" in the accompanying Consolidated Statements of
Operations. During 2003, the Company recorded additional severance charges of
$1.4 million which are reflected in "Reorganization costs" in the accompanying
Consolidated Statements of Operations and paid $1.8 million in severance and other employee benefit-related costs and $0.2 million in relocation expenses.
During 2004, the Company paid $1.4 million in severance and other employee benefit-related costs. As of December 31, 2004, the remaining accrual balance was $0.6 million relating to severance and other employee benefit-related costs and is reflected in "Other current liabilities" in the accompanying Consolidated
Balance Sheets. The majority of the balance of this accrual is expected to be paid by December 31, 2005.

                                       47

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES - (CONTINUED)

Asset Impairment - Sale of Professional Scales Business

In November 2001, Sunbeam Products and Pelstar, LLC ("Pelstar") entered into a purchase agreement for the sale to Pelstar of substantially all of the assets and the assumption of certain liabilities of the Professional Scales Business, including, among other items, the license of the Health o meter(R) trademark for professional medical scales. During 2002, the Company recorded charges of $0.6 million related to the sale of the Professional Scales Business consisting of fixed asset write-offs ($1.1 million) and additional severance and retention charges, offset by the reclassification of a fixed asset charge.

Business realignment

During 2002, as part of the realignment of the businesses along product brands on a global basis initiated in 2001, the Company recorded charges of $0.1 million in severance charges. During 2002, the Company paid severance and other employee benefit-related costs of $2.8 million and relocation expenses of $0.1 million. During 2003, the Company paid $0.3 million in severance and other employee benefit-related costs and $0.1 million in other accruals. As of
December 31, 2003, all accruals related to this matter were paid.

Business closure/reduction

During 2002, the Company completed the liquidation of the Timberland branded inventory and recorded a benefit of $0.3 million, as a result of the reduced carrying value of Timberland branded inventory. During 2002, the Company paid
$0.3 million in severance and other employee benefit-related costs and $0.3 million in contract termination fees.

Additionally, in 2002, the Company recorded charges of $0.3 million resulting from the decision to close the sales office in Manila. During 2003, the Company paid $1.0 million primarily related to severance and other employee benefit-related costs. As of December 31, 2004, there were no remaining accruals related to these matters.

European Restructuring Plan

In 2000, the Company implemented a European restructuring initiative to reduce
(i) the number of warehouses and distribution centers, (ii) manufacturing and distribution headcount, and (iii) the number of stock keeping units. During 2003 and 2002, in connection with this initiative, the Company recorded benefits of
($0.1 million) and ($0.6 million), respectively which were primarily related to adjustments to severance accruals. During 2003, the Company paid the remaining balances accrued.

                                       48

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES - (CONTINUED)

The following table sets forth the details and the activity related to restructuring charges (in thousands):

                                                      Severance
                                                      and Other
                                                      Employee
                                                      Benefit-                                  Total
                                                       Related      Other       Non-cash       Accrual
                                                        Costs       Costs         Items        Balance
                                                     ----------  ----------  -------------   -----------

Accrual balance at December 31, 2001...............  $  11,919   $    1,802  $         --    $   13,721

Additions:
   Restructuring charges...........................        412         265             --           677
   Reorganization costs............................      1,481          --             --         1,481
   Foreign currency translation....................        251          --             --           251

Deductions:
   Cash payments...................................     (9,685)     (1,567)            --       (11,252)

Other adjustments..................................       (349)         --             --          (349)
                                                     ----------  ----------  -------------   -----------
Accrual balance at December 31, 2002...............      4,029         500             --         4,529

Additions:
   Restructuring charges...........................     10,628       7,167            963        18,758
   Reorganization costs............................      1,416          --             --         1,416

Deductions:
   Cash payments...................................     (6,932)     (7,385)            --       (14,317)
   Non-cash charges................................         --          --           (963)         (963)

Other adjustments..................................        272          --             --           272
                                                     ----------  ----------  -------------   -----------
Accrual balance at December 31, 2003...............      9,413         282             --         9,695

Additions:
   Restructuring charges...........................     14,771       6,354          1,657        22,782
   Foreign currency translation....................      1,196          99             --         1,295

Deductions:
   Cash payments...................................    (12,457)     (5,825)            --       (18,282)
   Non-cash charges................................         --          --         (1,657)       (1,657)
                                                     ----------  ----------  -------------   -----------
Accrual balance at December 31, 2004...............  $  12,923   $     910   $          --   $   13,833
                                                     ==========  ==========  =============   ===========

Had the Company not aggregated the charges associated with the various restructuring initiatives discussed above, the following costs (benefits) would have been reflected in COGS and SG&A in the accompanying Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002.

(in millions)

                                                2004       2003        2002
                                                ----       ----        ----
COGS........................................   $  20.6    $  9.1     $   1.1
SG&A........................................   $   2.2    $  9.7     $  (0.4)

                                       49

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES

Litigation

In September 2004, the Company settled an appraisal action, Prescott et. al. v.
The Coleman Company, Inc., filed in the Delaware Court of Chancery by former beneficial owners of approximately 417,400 shares of common stock of Coleman seeking an appraisal of the fair value of their shares in Coleman as of January
6, 2000, the date their shares were acquired by a wholly-owned subsidiary of
Sunbeam Corporation. Pursuant to the settlement, the Company paid the former beneficial owners $45.00 per share; inclusive of pre-judgment interest, totaling
$18.8 million. The Company expensed an additional $6.0 million for this matter in 2004.

Fleetwood Enterprises, Inc. ("FEI") and Fleetwood Folding Trailers, Inc. ("FFT"
and collectively with FEI, "Fleetwood") filed a suit against Coleman entitled
Fleetwood Enterprises, Inc. and Fleetwood Folding Trailers, Inc. v. The Coleman
Company, Inc. in the Eighteenth Judicial District Court, Sedgwick County Kansas
Civil Department. FFT alleged that Coleman improperly terminated its trademark license (the "License") with FFT for use of the Coleman(R) brand for folding trailers, and sought damages in the amount of $10.0 million. FEI alleged that
Coleman breached the terms of the Purchase Agreement under which FEI bought what is now FFT (the "Purchase Agreement"), which prevented Coleman from licensing the Coleman(R) brand to anyone other than FEI for use on recreational vehicles
(the "Negative Covenant"). FEI sought injunctive relief preventing Coleman from licensing the Coleman(R) brand to a third party for recreational vehicles as a remedy for breaches, if any, by Coleman of the Negative Covenant and also sought damages against Coleman in the amount of $115.0 million. Coleman also brought counterclaims against FFT based on trademark infringement due to FFT's unauthorized use of the Coleman(R) trademark after Coleman terminated the
License agreement. The court has held that neither FFT nor FEI has any right to use the Coleman(R) brand.

In November 2004, the court ruled that Coleman was bound by the Negative
Covenant but found that FEI was not entitled to damages for breach of the
Negative Covenant. However, the court entered a permanent injunction prohibiting
Coleman from use of its name in connection with recreational vehicles. At trial in December 2004, the Court dismissed FFT's claims, finding that Coleman properly terminated the License agreement. The court also found that FFT infringed the Coleman(R) trademark by continuing to use the Coleman(R) trademark after the license was terminated. The jury awarded Coleman $5.2 million in damages. The jury also found that FFT's infringement was willful, and based on this finding, Coleman filed a motion seeking treble damages. The jury also found that punitive damages would be appropriate based on FFT's conduct. In January
2005, the court ruled in favor of Coleman on its motion for treble damages and awarded an additional $9.3 million of damages, resulting in a total damage award to Coleman of $14.5 million. Coleman is also entitled to an award of attorneys'
fees, but the court has not yet ruled on the amount of attorney fees to be awarded to Coleman. Coleman has filed a motion for reconsideration of the court's ruling on the Negative Covenant.

Consolidated Leisure Industries, LLC ("Coachmen") and Coleman entered into a license agreement in January 2004 (the "Coachmen License"), which licensed certain Coleman trademarks to Coachmen for use in connection with recreational vehicles. After a state court in Kansas issued a permanent injunction against
Coleman in the Fleetwood case enjoining Coleman from any use of the trademark
"Coleman" in connection with recreational vehicles, Coachmen filed an action,
Consolidated Leisure Industries, LLC d/b/a Coachmen RV Group v. The Coleman
Company, Inc., in the United States District Court for the District of Kansas,
alleging breach of the Coachmen license agreement and seeking, among other things, damages in excess of $25.0 million and/or specific performance of the
Coachmen license agreement. In December 2004, Coachmen and Coleman settled certain of Coachmen's claims, including Coachmen's request that the court enjoin
Coleman from selling, assigning, or transferring rights or ownership in the
Coleman name, and these claims have been dismissed with prejudice. Coachmen has filed a motion for preliminary injunction to allow it to perform under the license agreement. Coleman has filed a motion to stay the proceedings on the ground that the issues of the Fleetwood injunction should be resolved in the
State Court proceeding. Coleman intends to raise several defenses to Coachmen's claims, including a provision in the license agreement which limits Coachmen to up to $3.0 million in damages if the licensee is enjoined from performing under the terms of the license agreement.

                                       50

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

The Company is involved in two related patent infringement cases involving AHI
(then named Sunbeam Corporation), Sunbeam Products, Wing Shing International LTD
(BVI) ("Wing Shing"), and Pentalpha Enterprises, LTD. ("Pentalpha"). Sunbeam
Products and AHI sought indemnification from Pentalpha for suits commenced by third parties alleging that certain products sold by Sunbeam Products and supplied by Pentalpha infringed the patent of a third party. In response,
Pentalpha alleged breach of a supply agreement under which Sunbeam Products was supposed to submit a series of products to Pentalpha for manufacture and supply.
The Court awarded Sunbeam Products and AHI approximately $3.5 million on their indemnification claims, and awarded Pentalpha $6.6 million on its breach of contract suit. The case is currently on appeal and oral argument has been scheduled for March 2005. Sunbeam Products also sued Wing Shing, an affiliate of
Pentalpha, seeking a ruling that Sunbeam Products is the exclusive owner of a
U.S. design patent utilized by Sunbeam Products in a Mr. Coffee-branded coffeemaker, the AD series. In response, Wing Shing accused Sunbeam Products of patent infringement. At trial in late 2001, the court found that Wing Shing is the exclusive owner of the design patent and found that Sunbeam Products infringed this patent. The court enjoined Sunbeam Products from selling coffeemakers utilizing the design patent and awarded damages to Wing Shing of
$2.3 million. On appeal, the intermediate appellate court upheld the damage award. The case is currently on further appeal.

Sunbeam Products and AHI have been sued in the First Civil Circuit of Colon,
Republic of Panama, by Adel Zayed, Ikram Zayed, Importadora Samir, S.A. and
Overseas Dispatcher Co. (collectively "Plaintiffs"). The Plaintiffs alleged that they were damaged in an amount in excess of $17.0 million as a result of Sunbeam
Products' commencement of a criminal case for trademark infringement in 1999.
Sunbeam Products and AHI filed a motion under a Panama procedure asking for dismissal on the grounds that the criminal court did not find that Sunbeam
Products acted in bad faith in pursuing the criminal trademark infringement. The motion was denied and is now pending before the Supreme Court of Panama on appeal.

Amounts accrued for litigation matters represent the anticipated costs (damages and/or settlement amounts) in connection with pending litigation and claims and related anticipated legal fees for defending such actions. The costs are accrued when it is both probable that a liability has been incurred and the amount can be reasonably estimated. The accruals are based upon the Company's assessment, after consultation with counsel (if deemed appropriate), of probable loss based on the facts and circumstances of each case, the legal issues involved, the nature of the claim made, the nature of the damages sought and any relevant information about the plaintiffs and other significant factors that vary by case. When it is not possible to estimate a specific expected cost to be incurred, the Company evaluates the range of probable loss and records the minimum end of the range. As of December 31, 2004 and December 31, 2003, AHI and
its subsidiaries had established accruals for litigation matters of $10.8 million and $24.5 million, respectively. The balance as of December 31, 2004 includes $8.2 million and $2.6 million for estimated damages or settlement amounts and legal fees, respectively. It is anticipated that the $10.8 million accrual at December 31, 2004 will be paid as follows: $4.6 million in 2005 and
$6.2 million in 2006. The Company believes that anticipated probable costs of litigation matters have been adequately reserved to the extent determinable.

The Company does not believe that the disposition of these legal disputes will have a material adverse effect upon the Company's consolidated financial position, results of operations or cash flows. AHI and/or its subsidiaries are also involved in various other lawsuits arising from time to time that AHI considers ordinary routine litigation incidental to its business. The Company believes that the resolution of these routine matters, individually or in the aggregate, will not have a material adverse effect upon the Company's consolidated financial position, results of operations or cash flows.

Environmental Matters

The Company's operations, like those of comparable businesses, are subject to certain federal, state, local and foreign environmental laws and regulations in addition to laws and regulations regarding labeling and packaging of products and the sales of products containing certain environmentally sensitive materials. AHI believes it is in substantial compliance with all environmental laws and regulations, which are applicable to its operations. Compliance with environmental laws and regulations involves certain continuing costs; however, such costs of ongoing compliance have not resulted in a material increase in the
Company's capital expenditures and have not had a material adverse effect on the
Company's consolidated financial position, results of operations or cash flows.

                                       51

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

In addition to ongoing environmental compliance at its operations, the Company also is actively engaged in environmental remediation activities, many of which relate to divested operations. AHI or various of its subsidiaries have been identified by the United States Environmental Protection Agency ("EPA") or a
state environmental agency as a Potentially Responsible Party ("PRP") pursuant to the federal Superfund Act and/or state Superfund laws comparable to the federal law at various sites (collectively the "Environmental Sites").

The Superfund Act, and related state environmental remediation laws, generally authorize governmental authorities to remediate a Superfund site and to assess the costs against the PRPs or to order the PRPs to remediate the site at their expense. Liability under the Superfund Act is joint and several and is imposed on a strict basis, without regard to degree of negligence or culpability. As a result, AHI or various of its subsidiaries recognize their responsibility to determine whether other PRPs at a Superfund site are financially capable of paying their respective shares of the ultimate cost of remediation of the site.
Whenever AHI or various of its subsidiaries have determined that a particular
PRP is not financially responsible, it has assumed for purposes of establishing reserve amounts that such PRP will not pay its respective share of the costs of remediation. AHI or various of its subsidiaries engage in active remediation activities at the Environmental Sites referred to above. The remediation efforts in which AHI or various of its subsidiaries are involved include facility investigations, including soil and groundwater investigations, corrective measure studies, including feasibility studies, groundwater monitoring, extraction and treatment and soil sampling, excavation and treatment relating to environmental clean-ups. In certain instances, AHI or various of its subsidiaries have entered into agreements with governmental authorities to undertake additional investigatory activities and in other instances have agreed to implement appropriate remedial actions. AHI or various of its subsidiaries, when necessary, have also established reserve amounts for certain non-compliance matters including those involving air emissions.

AHI or various of its subsidiaries have established reserves to cover the anticipated probable costs of investigation and remediation, based upon periodic reviews of all sites for which they have, or may have remediation responsibility. AHI or various of its subsidiaries accrue environmental investigation and remediation costs when it is probable that a liability has been incurred, the amount of the liability can be reasonably estimated and their responsibility for the liability is established. Generally, the timing of these accruals coincides with the earlier of formal commitment to an investigation plan, completion of a feasibility study or a commitment to a formal plan of action. As of December 31, 2004 and December 31, 2003, the Company's
consolidated environmental reserves were $13.6 million and $17.4 million, respectively. The December 31, 2004 balance of $13.6 million includes $13.4 million for the estimated costs of facility investigations, corrective measure studies, or known remedial measures, and $0.2 million for estimated legal costs.
It is anticipated that the $13.6 million accrual at December 31, 2004 will be paid as follows: $3.9 million in 2005, $1.8 million in 2006, $2.7 million in
2007, $0.5 million in 2008, $0.6 million in 2009 and $4.1 million thereafter.
AHI or various of its subsidiaries accrued their best estimate of investigation and remediation costs based upon facts known to them at such dates and because of the inherent difficulties in estimating the ultimate amount of environmental costs, which are further described below, these estimates may materially change in the future as a result of the uncertainties described below. Estimated costs, which are based upon experience with similar sites and technical evaluations, are judgmental in nature and are recorded at undiscounted amounts without considering the impact of inflation and are adjusted periodically to reflect changes in applicable laws or regulations, changes in available technologies and receipt by AHI and various of its subsidiaries of new information. It is difficult to estimate the ultimate level of future environmental expenditures due to a number of uncertainties surrounding environmental liabilities. These uncertainties include the applicability of laws and regulations, changes in environmental remediation requirements, the enactment of additional regulations, uncertainties surrounding remediation procedures including the development of new technology, the identification of new sites for which AHI and various of its subsidiaries could be a PRP, information relating to the exact nature and extent of the contamination at each site and the extent of required cleanup efforts, the uncertainties with respect to the ultimate outcome of issues which may be actively contested and the varying costs of alternative remediation strategies.
The Company continues to pursue the recovery of some environmental remediation costs from certain of its liability insurance carriers; however, such potential recoveries have not been offset against potential liabilities and have not been considered in determining environmental reserves.

Due to uncertainty over remedial measures to be adopted at some sites, the possibility of changes in environmental laws and regulations and the fact that joint and several liability with the right of contribution is possible at federal and state Superfund sites, AHI and various of its subsidiaries' ultimate future liability with respect to sites at which remediation has not been completed may vary from the amounts reserved as of December 31, 2004.

                                       52

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

The Company believes that the costs of completing environmental remediation of all sites for which the Company has a remediation responsibility have been adequately reserved and that the ultimate resolution of these matters will not have a material adverse effect upon the Company's consolidated financial position, results of operations or cash flows.

Certain contaminants from the former Coleman downtown Wichita facility mixed with contaminants from other nearby facilities in an area known as the Gilbert &
Mosley site. The City of Wichita is conducting the cleanup of the Gilbert &
Mosley site under an agreement with the Kansas Department of Health and
Environment. An arbitration decision in May 2004 determined that Coleman will be obligated to pay 29% of the City of Wichita's costs of remediation and operation and maintenance going forward

During 2004, the Company received $5.9 million in net settlement proceeds from certain of its insurance carriers pursuant to historical losses incurred by the
Company primarily in connection with environmental litigation matters. The settlement proceeds are reflected in the 2004 Consolidated Statement of
Operations as a reduction in SG&A.

Product Liability Matters

As a consumer goods manufacturer and distributor, AHI and/or its subsidiaries face the risk of product liability and related lawsuits involving claims for substantial money damages, product recall actions and higher than anticipated rates of warranty returns or other returns of goods. These claims could result in liabilities that could have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

AHI and/or its subsidiaries are party to various personal injury and property damage lawsuits relating to their products and incidental to its business.
Annually, the Company sets its product liability insurance program which is an occurrence based program based on AHI and its subsidiaries' current and historical claims experience and the availability and cost of insurance. The
Company's products liability insurance program generally is comprised of a self-insurance retention per occurrence, and an aggregate limit on exposure.

Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims for all years in which the Company is liable under its self-insurance retention have been accrued as liabilities. Such accrued liabilities are necessarily based on estimates (which include actuarial determinations made by an independent actuarial consultant as to liability exposure, taking into account prior experience, numbers of claims and other relevant factors); thus, the Company's ultimate liability may exceed or be less than the amounts accrued. The methods of making such estimates and establishing the resulting liability are reviewed on a regular basis and any adjustments resulting therefrom are reflected in current operating results.

Historically, product liability awards have rarely exceeded the Company's individual per occurrence self-insured retention. There can be no assurance, however, that the Company's future product liability experience will be consistent with its past experience. Based on information existing on December
31, 2004, the Company believes that the ultimate conclusion of the various pending product liability claims and lawsuits of the Company, individually or in the aggregate, will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

Leases

The Company rents certain facilities, equipment and retail stores under operating leases. Rental expense for operating leases of continuing operations amounted to $29.3 million, $26.8 million and $23.6 million in 2004, 2003 and
2002, respectively. The minimum future rentals due under noncancelable operating leases for continuing operations as of December 31, 2004 aggregated to $66.5 million. The amounts payable in each of the years 2005 through 2009 and thereafter are $16.7 million, $11.5 million, $8.7 million, $7.1 million, $6.0 million and $16.5 million, respectively. There were no minimum future rentals due under noncancelable operating leases for discontinued operations as of
December 31, 2004.

Certain Debt Obligations

Responsibility for servicing certain debt obligations of the Company's predecessor were assumed by third parties in connection with the acquisition of former businesses, although the Company's predecessor remains secondarily liable pursuant to the respective loan documents. Such obligations amounted to $7.9 million as of December 31, 2004. Management believes that the third parties will continue to meet their obligations pursuant to the assumption agreements.

                                       53

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

Guarantees

In connection with a December 2000 sale of Sunbeam Products' interest in a joint venture, Sunbeam Products provided a guarantee to the lender of the purchaser's loan for the amounts due under the loan up to a maximum of $0.5 million. The maturity date of the underlying loan is December 4, 2010. The guarantee is supported by a letter of credit in the amount of $0.5 million. At December 31,
2003, the Company had a liability in the amount of $0.5 million which was reflected in "Other current liabilities" in the Consolidated Balance Sheets. As a result of (i) amendments made to the guarantee without the consent of Sunbeam
Products, which Sunbeam Products believes creates substantial doubt as to whether the guarantee remains valid, and (ii) the annual review of the Company's exposure related to this guarantee, the Company determined that the amount recorded as a liability in connection with this guarantee is no longer deemed necessary.

In connection with the sale of the coffee filter business in 2003, Sunbeam
Products provided a guarantee to the third party supplier of coffee filters for an amount up to $0.4 million. Payment against the guarantee would be triggered by the failure of the purchaser to pay amounts due to the third party supplier of the coffee filters. The term of the guarantee extends for up to 5 years from the date of the transaction. The Company initially recorded a liability of $0.1 million related to this guarantee which was subsequently adjusted in 2004 to the full amount of the guarantee which is reflected in "Other current liabilities"
in the accompanying Consolidated Balance Sheets (see Note 3).

Letters of Credit and Surety Bonds

The Company utilizes stand-by letters of credit to back certain financing instruments, insurance policies and commercial letters of credit guaranteeing various international trade activities. The Company had a total of $24.6 million stand-by letters of credit at December 31, 2004 for the following purposes:
$21.8 million relating to insurance matters, mainly for workers compensation, as well as collateral for surety and customs bonds and $2.8 million for other business purposes. The Company had a total of $43.4 million stand-by letters of credit at December 31, 2003 for the following purposes: $18.5 million relating to insurance matters, mainly for workers compensation, as well as collateral for surety bonds; $13.8 million as collateral for the Japanese Credit Facility, $7.6 million related to the Hedging Agreement (see Derivative Financial Instruments"
in Note 6) and $3.5 million for other business purposes. The contract value of all letters of credit (including trade letters of credit) was $44.3 million and
$60.1 million at December 31, 2004 and 2003, respectively.

In addition, the Company enters into surety bonds to ensure performance related to certain obligations. Contract values for surety bonds at December 31, 2004 and 2003 were $9.1 million and $5.9 million, respectively. Surety bonds outstanding at December 31, 2004 related to (i) United States customs duties associated with imported goods, (ii) security required under certain of the
Company's general liability self-insurance programs, and (iii) litigation judgments that are under appeal. Surety bonds outstanding at December 31, 2003 relate to the same items discussed above, as well as domestic workers compensation self-insurance programs that no longer require bonds at December
31, 2004. The contract amounts of the letters of credit and surety bonds approximate their fair values.

Product Warranty Costs

The Company provides for warranty costs it estimates will be needed to cover future warranty obligations for products sold. The Company accrues an estimated liability at the time of sale based on historical claim rates applied to current period sales, as well as any information applicable to current product sales that would indicate a deviation from historical trends. Changes in product warranty reserves for the years ended December 31, 2004 and 2003 are as follows:

Warranty reserves at December 31, 2002...........................  $  51,452

  Accrual for warranties issued..................................     48,982
  Warranty claims settled........................................    (53,930)
  Foreign currency translation...................................        289
                                                                   ---------
Warranty reserves at December 31, 2003...........................     46,793

  Accrual for warranties issued..................................     49,738
  Warranty claims settled........................................    (55,902)
  Foreign currency translation...................................        255
                                                                   ---------
Warranty reserves at December 31, 2004...........................  $  40,884
                                                                   =========

                                       54

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

At December 31, 2004 and 2003, respectively, $35.3 million and $33.2 million of product warranty reserves are included in "Other current liabilities" and $5.6 million and $13.6 million are included in "Other long-term liabilities" in the
Consolidated Balance Sheets.

Purchase and Other Commitments

In connection with Powermate's 1995 purchase of substantially all of the assets of Active Technologies, Inc. ("ATI"), Powermate could have been required to make payments to the predecessor owner of ATI of up to $18.8 million based on
Powermate's sales of ATI related products and royalties received by Powermate for licensing arrangements related to ATI patents. Through the July 31, 2004 effective date of the sale of the Powermate Operating Segment, the amounts paid under the terms of this agreement have been immaterial.

At December 31, 2003, the Company recorded a $0.3 million liability for a purchase commitment relating to a vendor supply agreement which was fully satisfied during 2004. The Company did not have any other non-cancelable purchase commitments in its normal course of business with remaining terms in excess of one year as of December 31, 2004.

16. RELATED PARTY TRANSACTIONS

Securityholders' Agreement

In connection with the effectiveness of the Sunbeam Corporation Plan, AHI entered into a Securityholders' Agreement, dated as of December 18, 2002 (the
"Securityholders'Agreement") with Morgan Stanley, Wachovia, Banc of America
Strategic Solutions, Inc. ("BoA Solutions" and, collectively with Morgan Stanley and Wachovia, the "Bank Stockholders"), certain affiliates of Oaktree Capital consisting of OCM Opportunities Fund III, L.P., OCM Opportunities Fund II, L.P.,
HCA Separate Account II, Gryphon Domestic VI, LLC (collectively, "Oaktree") and
Jerry W. Levin, AHI's CEO. In addition, the Securityholders' Agreement is binding on all current and future holders of equity securities of AHI and its subsidiaries, including option holders (collectively, the "Securityholders").

Pursuant to the terms of the Securityholders' Agreement, AHI's Board of
Directors is currently comprised of Mr. Levin and three designees selected by the Bank Stockholders. Each Bank Stockholder holding at least 10% of AHI's common stock is entitled to designate one member of AHI's Board. In addition, for so long as the Bank Stockholders collectively hold at least 50% of AHI's common stock, the Bank Stockholders as a group are entitled to designate one additional Board member. Each Securityholder has agreed to vote all of the voting securities of AHI held by it in favor of the foregoing designees.

For so long as the Bank Stockholders hold at least 50% of AHI's common stock,
AHI is required to obtain 51% stockholder approval (excluding shares issued to the former holders of the Debentures and subject to the requirement that management Securityholders vote proportionately with the Bank Stockholders for a period of 21 months from the date of the Securityholders' Agreement) prior to engaging in certain activities, including: (i) material changes in the nature of the business of AHI and its subsidiaries; (ii) certain issuances of equity securities by AHI and its subsidiaries; (iii) certain borrowings, loans or guarantees of indebtedness; (iv) material changes to the equity-based compensation plans of AHI or its subsidiaries or the creation of new equity-based compensation plans; (v) certain mergers, consolidations, business combinations or joint ventures or any sale of all or substantially all of the assets of AHI on a consolidated basis; (vi) amendments to the certificate of incorporation or bylaws of AHI or any of its subsidiaries; (vii) declaration or payment of dividends and redemptions of capital stock; (viii) subject to certain exceptions, the adoption of a plan for the complete or partial liquidation of
AHI or its subsidiaries or the commencement of a case under insolvency or bankruptcy laws; (ix) significant changes in accounting policies or procedures;
(x) certain affiliate transactions; (xi) certain acquisitions of any asset or business; (xii) certain election or reelection of non-employee directors or a director of AHI to the board of directors of any subsidiary of AHI; and (xiii)
retention of financial advisors.

                                       55

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

16. RELATED PARTY TRANSACTIONS - (CONTINUED)

The Securityholders' Agreement provides for certain "tag along" rights in the event of any sale by a Securityholder to a third party of 10% or more of AHI's common stock whereby the other Securityholders could also sell to the third party purchaser a proportionate percentage of their shares of AHI's common stock on the same terms as the Securityholder initiating the sale. The
Securityholders' Agreement also provides for certain "drag-along" rights whereby in the event that Securityholders owning 50% or more of the outstanding shares of common stock of AHI or common stock of the applicable subsidiary, as the case may be, accept a change of control transaction, the "drag-along" rights would allow the Securityholders accepting the change of control transaction to require the remaining Securityholders to also sell their shares on the same terms to the party proposing the transaction. Finally, in the event of certain issuances of securities by AHI or its subsidiaries, the Bank Stockholders, Oaktree and Mr.
Levin would have certain "participation" rights to purchase additional securities of the same type and class offered.

The Securityholders' Agreement terminates upon the earliest to occur of the following events: (1) the consent of each Bank Stockholder that continues to hold at least 10% of the outstanding common stock of AHI; (2) any merger of AHI with another entity following which the Bank Stockholders own in the aggregate less than 50% of the aggregate voting power of the combined entity; (3) all or substantially all of the assets of AHI are sold to an entity other than a subsidiary of AHI; or (4) a transaction is consummated as a result of which a person or group of persons, other than a party to the agreement or one of its affiliates, obtains the right to elect a majority of the Board of Directors of
AHI.

Effective January 24, 2005, the Securityholders' Agreement was terminated in connection with the consummation of the transactions pursuant to the Securities
Purchase Agreement (see Note 1).

Board Meeting Expenses

The Company reimburses Bank of America, Wachovia and Morgan Stanley for their out of pocket expenses related to attendance at Board meetings. Such costs totaled $0.1 million in both 2004 and 2003.

Registration Rights Agreement

In connection with the effectiveness of the Sunbeam Corporation Plan, AHI also entered into a Registration Rights Agreement, dated as of December 18, 2002 (the
"Registration Rights Agreement"), with certain holders of AHI's common stock.
The Registration Rights Agreement provides, among other things, that at any time after the earlier of (i) AHI's initial public offering and (ii) December 18,
2003, the holders of not less than 45% of the shares of common stock subject to the Registration Rights Agreement (the "Registrable Common Stock") can require
AHI to file a shelf registration statement providing for the sale of any or all of the Registrable Common Stock held by such holders. AHI must use its best efforts to (i) file the shelf registration statement as soon as practicable, but in any event within 90 days after receiving the request, and (ii) have the shelf registration statement declared effective by the Securities and Exchange
Commission as soon as practicable, but in any event within 210 days after receiving the request.

Commencing at any time after the cessation of effectiveness of the shelf registration statement referenced above, the holders of Registrable Common Stock will be entitled to make up to six demands for registration, provided each such demand is made by the holders of at least 10% of the then outstanding
Registrable Common Stock. The Registration Rights Agreement also provides for
"piggyback" registration rights, permitting the holders of Registrable Common
Stock to request that the shares held by them be included in any offering initiated by AHI, whether for its own account or the account of a third party, as well as other customary provisions.

The Registration Rights Agreement will terminate on the earlier of (i) the first date on which no shares of Registrable Common Stock are outstanding, and (ii)
the first date on which less than 10% of the aggregate number of shares of AHI's common stock issued pursuant to the Sunbeam Corporation Plan are held by the original holders of such shares or their affiliates.

Effective January 24, 2005, the Registration Rights Agreement was terminated in connection with the consummation of the transactions pursuant to the Securities
Purchase Agreement (see Note 1).

Hedging Agreement

In the first quarter of 2003, AHI entered into the Hedging Agreement with
Wachovia, a shareholder of AHI. See Note 6 for further discussion related to these agreements.

                                       56

                    AMERICAN HOUSEHOLD, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

16. RELATED PARTY TRANSACTIONS - (CONTINUED)

Financial Services Fees

During 2004 and 2003, the Company paid Wachovia $1.2 million and $5.7 million, respectively, in fees related to financial service charges and letters of credit fees.

                                       57